LOAN AND SECURITY AGREEMENT

This Loan and Security Agreement (this "Agreement") is made and entered into as of November 13, 2024, by and among The Dink Holding Co. LLC, an Arizona limited liability company (the "Borrower") and Genius Equity, LLC, an Arizona limited liability company (the "Lender").

RECITALS

This Agreement is entered into in reference to the following facts:

The Borrower has requested that the Lender make a loan to the Borrower of up to $13,157,962, the proceeds of which are to be used to pay a portion of the expenses of producing, completing and delivering a motion picture presently entitled *The Dink* (by whatever title such motion picture is now or may hereafter become known, the "Picture") and the related financing costs, all on the terms contained herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the Borrower and the Lender hereby agree as follows.

ARTICLE 1 - DEFINITIONS

1.1 Defined Terms. All initially capitalized terms used herein have the following meanings:

"Advance" has the meaning assigned thereto in Section 2.2 hereof.

"Affiliate" means, as to any Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

"Agreement" means this Loan and Security Agreement, as amended, supplemented, or otherwise modified, restated, renewed or replaced from time to time after the Closing Date.

"Applicable Law" means all provisions of statutes, rules, regulations and orders of any Governmental Authority applicable to the Person in question, and all orders and decrees of all courts, tribunals and arbitrators in proceedings or actions in which the Person in question is a party.

"Arbitration Rules" has the meaning ascribed thereto in Subsection 13.4(b) hereof.

"Attorney Costs" means all reasonable fees of Babok & Robinson, LLP, the external legal counsel engaged by the Lender to negotiate and close the Loan evidenced by this

Agreement, and any related customary and reasonable out-of-pocket disbursements, filing, courier, messenger, copying, and other out-of-pocket fees and expenses incurred by such counsel.

"Authorized Officer" means any Person identified in a Company Certificate at any time delivered to the Lender that is identified therein as having authority to enter into, legally bind and deliver to the Lender, on the Borrower's behalf, the Loan Documents and the documents, exhibits and schedules required by the terms thereof.

"Availability" means, as of any date of calculation, the difference of (a) the Commitment *minus* (b) the sum of (i) the Lender Reserve *plus* (ii) the principal amount of all Loans (including the Closing Date Bridge Obligations Amount) and other Obligations then outstanding *plus* (iii) the amount of any Loan then requested.

"Bankruptcy Code" means Title 11 of the United States Code (11 U.S.C. §§ 101 *et seq.*).

"Borrower Collateral" has the meaning assigned thereto in Section 7.1 hereof.

"Borrowing Request" means each certificate substantially in the form attached hereto as Exhibit "A."

"Bridge Funding Documents" means the following documents collectively:

(a) (i) a Secured Promissory Note, dated October 10, 2024 by the Borrower in favor of the Lender; (ii) a Security Agreement, dated October 10, 2024, between the Borrower and the Lender; and (iii) an Unconditional Corporate Guarantee, dated October 10, 2024, by the Parent in favor of the Lender;

(b) (i) a First Amended and Restated Secured Promissory Note, dated October 21, 2024, by the Borrower in favor of the Lender; (ii) Amendment No. 1 to Security Agreement, dated October 21, 2024, between the Borrower and the Lender; (iii) a First Amended and Restated Unconditional Corporate Guarantee, dated October 21, 2024, between the Parent and the Lender; (iv) a Copyright Mortgage, dated October 21, 2024, by the Borrower in favor of the Lender, recorded with the US Copyright Office on October 23, 2024 (Vol. 15029, Document No. 628); (v) Company General Certificate and Resolutions, dated October 21, 2024, from the Borrower; and (vi) Company General Certificate and Resolutions, dated October 21, 2024, from the Parent;

(c) (i) a Second Amended and Restated Secured Promissory Note, dated October 28, 2024, by the Borrower in favor of the Lender; (ii) Amendment No. 2 to Security Agreement, dated October 28, 2024, between the Borrower and the Lender; (iii) a Second Amended and Restated Unconditional Corporate Guarantee, dated October 28, 2024, between the Parent and the Lender; (v) Company General Certificate and Resolutions, dated October 28, 2024, from the Borrower; and (vi) Company General Certificate and Resolutions, dated October 28, 2024, from the Parent; and

(d) (i) a Third Amended and Restated Secured Promissory Note, dated November 5, 2024, by the Borrower in favor of the Lender; (ii) Amendment No. 3 to Security

Agreement, dated November 5, 2024, between the Borrower and the Lender; (iii) a Third Amended and Restated Unconditional Corporate Guarantee, dated November 5, 2024, between the Parent and the Lender; (v) Resolutions, dated November 5, 2024, from the Borrower; and (vi) Resolutions, dated November 5, 2024, from the Parent.

"Budget" means the final budget (including the contingency) for the Picture, dated October 31, 2024, in the total net amount of $13,000,000.

"Business Day" means any day that is not a Saturday, Sunday, or a day on which banks in Los Angeles, California or New York, New York are required or permitted to be closed.

"Cash Flow Schedule" means the final cash flow schedule for the Picture, dated November 8, 2024, in the total cumulative net amount of $13,000,000.

"Chain-of-Title Documents" means the documents listed in Schedule 1 hereto.

"Change in Management" means Mike Witherill shall cease for any reason to perform the same or similar functions and services for the Borrower and/or Parent, as such is in existence on the Closing Date and that a replacement for him acceptable to the Lender has not been retained within a period of twenty (20) days following the last day that Mike Witherill ceases to serve in such capacity or to perform such functions and services for the Borrower and/or Parent.

"Change of Control" means the Parent ceases to have beneficial ownership and voting control of 100% of the voting interest of the Borrower.

"Closing Date" means the date on which all conditions precedent specified in Article 5 hereof have been satisfied.

"Collateral" means collectively, the Borrower Collateral, the PSC Collateral, the Parent Collateral, the NPL Collateral, the Kicklight Collateral and any other property in which the Lender has been granted a Lien under any of the Loan Documents to secure the Obligations.

"Collateral Proceeds" means all proceeds of the Collateral, including whatever is acquired or paid to or derived by or payable directly and indirectly to the Borrower or any other Loan Party and to their respective Affiliates on account of the sale, lease, licensing, exchange, distribution, exploitation, or other disposition of any item of Collateral, including, without limitation, money, the royalties, fees, commissions, charges, payments, proceeds of any letter of credit, advances, income, profit and other forms of payment, proceeds of any insurance for any of the Collateral.

"Collection Account" means the following bank account(s) or such other account(s) or addresses as the Lender may designate in writing:

JP Morgan Chase Bank, NY
One Chase Manhattan Plaza
New York City, NY 10005
ABA: 021000021
Swift Code: CHASUS33

Intermediary Bank Account Name:
National Financial Services LLC
100 Crosby Parkway
Covington, KY 41015
Intermediary Bank Account No: 066-196-221

For further credit/final credit to:
Genius Equity LLC
Account No.: RJL-070984
Reference: Nutcrackers/Hulu
Attention: Rick Steele

"Commitment" means a total of $13,157,962 (inclusive of the Lender Reserve).

"Company Certificate" means a certificate of the secretary, other appropriate officer or manager, as applicable, of a Person, the form and content of which are acceptable to the Lender, dated as of the date hereof, certifying as to (a) an attached copy of such Person's organizational documents, (b) the resolutions adopted of a Person, authorizing the execution and delivery of and the performance in accordance with the terms of the Loan Documents to which it is a party, (c) as to the incumbency and specimen signature of each officer or member or manager, as the case may be, of the Person executing any of the Loan Documents on its behalf, and (d) such other matters as the Lender may require, with that certificate to contain a certification by another officer or member or manager, as the case may be, of such Person as to the incumbency and signature of the officer signing the certificate.

"Copyright Mortgage" means the First Amended and Restated Copyright Mortgage, dated concurrently herewith, from the Borrower in favor of the Lender, in a form approved by and suitable for filing in the United States Copyright Office, and any amendments, supplements, modifications, extensions, renewals or replacements thereto, pursuant to which the Borrower has granted to the Lender a Lien in the Borrower Collateral.

"Default" means any event or condition specified in Section 11.1 hereof which, with notice, the passage of time or the happening of any other condition or event, or any combination thereof, would constitute an Event of Default.

"Default Rate" means a per annum interest rate at all times equal to the sum of the otherwise applicable interest rate plus five percent (5%). Each Default Rate shall be adjusted simultaneously with any change in the applicable interest rate.

"DGA" means the Directors Guild of America, Inc.

"DGA Intercreditor Agreement" means an intercreditor agreement, the terms of which have been approved by the Lender, subordinating any Lien which the DGA may have in the Collateral to the Lender's Lien hereunder.

"Distribution Agreement" means a distribution agreement, in form and substance approved by the Lender, between the Borrower (or a sales agent, as agent for the Borrower), as licensor, and a Distributor, as licensee, hereafter entered into, pursuant to which the Distributor has been granted, sold, conveyed, licensed, sub-licensed, leased, sub-leased, or otherwise transferred rights in the Picture with respect to the distribution, sub-distribution, sale, rental, lease, sub-lease, licensing, sub-licensing, exhibition, telecast, broadcast, transmission (including, without limitation, by way of satellite or cable) or other use, exploitation or disposition of the Picture or any elements thereof (including, but not limited to, all music and musical compositions; negatives; soundtracks; and literary property included therein) and/or the copyright in any of the foregoing or any part thereof in any media existing now or in the future and in any territory specified therein (including, without limitation, the motion picture, television, "home video" and all other audio-visual device rights, merchandising and commercial tie-ups, soundtrack album, music publishing, novelization and publishing rights, trailer rights, and all other allied, incidental, ancillary, and subsidiary rights), and any permitted amendments, modifications and supplements thereto.

"Distributor" means any Person that, as licensee, enters into a Distribution Agreement.

"Distributor Notice" means any form of distributor notice or interparty agreement approved by the Lender that, in any such case, has been executed by the Lender, and pursuant to which the applicable Distributor has agreed (except as may otherwise be approved therein by the Lender to pay the Minimum Guarantee payable thereunder before, upon or after Delivery (as specified therein) and, if applicable, Complete Delivery (as specified therein), without defense or otherwise, to the Collection Account.

"Dollars" or "$" means the lawful currency of the United States of America.

"Equity Interests" means shares of the capital stock, partnership interests, membership interests or other ownership units in a limited liability company, beneficial interests in a trust or other equity or voting interests in any Person, or any warrants, options or other rights to acquire such interests.

"Essential Element" means (a) Josh Greenbaum as director ("Director") of the Picture; (b) Jake Johnson in the role of "Dusty," and (c) Ben Stiller in the role of "Dr. Stone," without regard to the actual name that each character may be known as in the completed Picture and through the completion of principal photography.

"Essential Element Agreement" means (a) a Memorandum of Agreement, dated as of September 10, 2024, between the PSC and Green Bomb Productions for the directing services of Josh Greenbaum; (b) a Memorandum of Agreement, dated as of September 10, 2024, between the PSC and Fire Pit, Inc. for the acting services of Jake Johnson; (c) a SAG Day Player Contract

and a Rider to the SAG Day Player Contract, dated as of September 10, 2024 between the PSC and Smooth Daddy, Inc. for the acting services of Ben Stiller; and (d) any other agreements entered into with respect to any Essential Element.

"Event of Default" has the meaning specified in Section 11.1 hereof.

"Fundamental Agreements" means, collectively, the Chain-of-Title Documents, the Production Services Agreement, the Essential Element Agreement, the Nutcrackers Hulu Distribution Agreement, the Nutcrackers Ohio Tax Credit Documents and any other documents executed and delivered from time to time in connection with each of the foregoing documents.

"Governmental Authority" means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government and any group or body charged with setting financial accounting or regulatory capital rules or standards.

"Guaranty" means, as to any Person, any direct or indirect obligation of such Person guaranteeing or intended to guarantee any indebtedness, dividend or other monetary obligation ("primary obligation") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or (c) to purchase property, securities or services, in each case, primarily for the purpose of assuring the performance by the primary obligor of any such primary obligation; provided, however, the term "Guaranty" shall not include endorsements for collection or collections for deposit, in either case, in the ordinary course of business. The amount of any Guaranty shall be deemed to be an amount equal to the lesser of, as applicable (x) the stated or determinable amount of the primary obligation in respect of which such Guaranty is made (or, if the amount of such primary obligation is not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder)), or (y) the stated maximum liability under such Guaranty.

"Hulu" means Disney DTC LLC, the licensee under the Hulu Distribution Agreement.

"Indemnified Taxes" means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

"Insolvency Proceeding" means, collectively, (a) any voluntary or involuntary case or proceeding under the Bankruptcy Code or any similar federal, state, provincial or foreign law for the relief of debtors or any arrangement, reorganization, insolvency, moratorium, assignment for the benefit of creditors, marshaling of assets and liabilities or any similar law relating to or affecting the enforcement of creditors' rights generally with respect to any Loan Party, (b) any other voluntary or involuntary insolvency, reorganization or bankruptcy case or proceeding, or any

receivership, liquidation, reorganization or other similar case or proceeding with respect to any Loan Party or with respect to any of their respective assets, (c) any liquidation, dissolution, reorganization or winding up of any Loan Party, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy and (d) any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any Loan Party.

"Interest Rate" means the interest rates, including the Default Rate, set forth in Section 3.1

"Kicklight" means Kicklight, LLC, an Ohio limited liability company.

"Kicklight Collateral" means all property of Kicklight that has been pledged to the Lender to secure payment of the Obligations and Kicklight's obligations under the Loan Documents to which it is party, which includes, without limitation, all right, title and interest of Kicklight in and to the Nutcrackers Picture, the underlying rights therein and the Nutcrackers Ohio Tax Credit Rights.

"Kicklight Copyright Mortgage" means the Copyright Mortgage by Kicklight in favor of the Lender, in a form approved by the Lender, suitable for filing in the United States Copyright Office, and any amendments, supplements, modifications, extensions, renewals or replacements thereto.

"Kicklight Security Documents" means collectively, (a) a Security Agreement, dated as of November 12, 2024, between Kicklight and the Lender; (b) the Kicklight Copyright Mortgage; and (c) all other documents, agreements and instruments that are entered into by Kicklight in favor of the Lender to secure Kicklight's obligations under the Loan Documents to which it is a party.

"Laboratory" means Company 3 / Method Inc., a Delaware corporation, or other similar facility, that has been approved by the Lender, the Borrower, the PSC and any other Person that has approval rights with respect thereto that has been engaged to perform transfers, telecine or other services for the Picture or holds at any time the original Preprint Materials.

"Laboratory Agreement" means the agreement entered into by and among the Laboratory, the Borrower, the PSC and the Lender.

"Lender Contingent Interest" means ten percent (10%) of the Picture's Net Profits.

"Lender Repayment Date" means the date on which the commitment of the Lender to make Loans hereunder has terminated and all Obligations have been fully and indefeasibly repaid in full other than unasserted, contingent obligations.

"Lender Reserve" means, as of any date of calculation, $100,000, as reduced and increased in accordance with Section 4.5.

"Lender Reserve Expenses" means the Attorney Costs payable by the Borrower to the Lender.

"Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, or contract, and including without limitation, a security interest, charge, claim, or lien arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, agreement, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes.

"Literary Property" means all rights of every kind and nature (including, without limitation, copyrights) in and to the Borrower's rights under all Chain-of-Title Documents, the Screenplay, and any other literary, musical, dramatic or other literary material of any kind or nature upon which, in whole or in part, the Picture is or may be based, or from which it is or may be adapted or inspired or which may be or has been used or included in the Picture including, without limitation, all scripts, scenarios, screenplays, bibles, stories, treatments, novels, outlines, books, titles, concepts, manuscripts or other properties or materials of any kind or nature in whatever state of completion and all drafts, versions and variations thereof.

"Loan" means the Advances provided for in Article 2 hereof.

"Loan Documents" means this Agreement, the Note, the Laboratory Agreement(s), the Copyright Mortgage, the Pledge Agreement, the Notices to Insurer, the PSC Security Documents, the Parent Security Documents, the Nutcrackers Hulu Direction to Pay, the NPL Security Documents, the Kicklight Security Documents and all other agreements, instruments and documents heretofore, now or hereafter evidencing, securing, guaranteeing or otherwise relating to the Obligations, the Collateral, the Lender's Lien or any other aspect of the transactions contemplated by this Agreement, as any such agreement, instrument or document may be amended, modified or supplemented from time to time.

"Loan Party" means: (a) the Borrower, (b) the PSC, (c) NPL, (d) Kicklight, (e) the Parent, (f) any other Person that is a guarantor or other obligor of the Obligations in each case that now or hereafter becomes a party to any of the Loan Documents in that capacity, (g) the Borrower and any such other Person as a debtor-in-possession and any receiver if any such Person becomes subject to any Insolvency Proceeding and (h) the trustee for the Borrower and such other such Person in any Insolvency Proceeding, in each case as the context may require; and "Loan Parties" means all of the foregoing Persons jointly.

"Material Adverse Effect" shall mean any change or effect that (a) has a materially adverse effect on the business, assets, liabilities (actual or contingent), properties, operations or condition (financial or otherwise) of a Person, (b) materially impairs the legal right, power or authority of a Person to perform their respective obligations under the Loan Documents to which they are a party, (c) materially impairs the validity or enforceability of, or materially impairs the rights, remedies or benefits available to the Lender under the Loan Documents or (d) has a materially adverse effect on the Collateral or the Lender's Liens on the Collateral or the priority of the Lender's Liens.

"Maturity Date" means January 25, 2026.

"Non-Technical Specifications" means that the Picture, as reflected in the physical and digital elements for the Picture, (a) is based upon the Screenplay and (b) qualifies for a MPAA rating of not more restrictive than "R."

"Note" means the Fourth Amended and Restated Note in the form approved by the Lender, in the original principal amount of the Commitment, issued by the Borrower in the Lender's favor to evidence the Obligations.

"Notice to Insurer" means each Notice to Insurer of even date herewith, in a form approved by the Lender and the Borrower, issued to each of the insurers specified in Section 10.4, notifying those insurers of the Lender's Lien in the subject insurance policies.

"NPL" means Nutcracker Productions, LLC, an Arizona limited liability company.

"NPL Collateral" means all property of NPL that has been pledged to the Lender to secure payment of the Obligations, which includes, without limitation, all right, title and interest of NPL in and to the Nutcrackers Picture and the underlying rights therein, including, without limitation, all of NPL's right, title and interest in and to the Nutcrackers Hulu Distribution Agreement Proceeds and the Nutcrackers Ohio Tax Credit Rights.

"NPL Copyright Mortgage" means the Copyright Mortgage by NPL in favor of the Lender, in a form approved by the Lender, suitable for filing in the United States Copyright Office, and any amendments, supplements, modifications, extensions, renewals or replacements thereto.

"NPL Security Documents" means collectively, (a) the Security Agreement, dated as of November 12, 2024, between NPL and the Lender; (b) the NPL Copyright Mortgage; and (c) all other documents, agreements and instruments that are entered into by NPL in favor of the Lender to secure NPL's obligations under the Loan Documents to which it is a party.

"Nutcrackers Hulu Direction to Pay" means the UCC §9406 Notice to Pay by the Lender and NPL to Hulu, notifying Hulu of the Lender's lien in and assignment by NPL to the Lender of the Nutcrackers Hulu Distribution Agreement Proceeds.

"Nutcrackers Hulu Distribution Agreement" means the Term Sheet, effective as of September 12, 2024, between the NPL and Hulu, pursuant to which NPL licensed to Hulu worldwide distribution rights to the Nutcrackers Picture in exchange for Hulu's payment of the Nutcrackers Hulu Distribution Agreement Proceeds, all as more particularly set forth therein.

"Nutcrackers Hulu Distribution Agreement Proceeds" means all proceeds payable by Hulu to NPL under the Nutcrackers Hulu Distribution Agreement, including, without limitation, the Nutcrackers Hulu License Fee in accordance with the payment schedule thereof.

"Nutcrackers Hulu License Fee" means the sum of $10,000,000 payable by Hulu under the Nutcrackers Hulu Distribution Agreement.

"Nutcrackers Off The Top Payments" means the followings payments (calculated by NPL and the Parent (the "Nutcrackers Payment Calculations") to be made from any Nutcrackers Hulu Distribution Agreement Proceeds and Nutcrackers Ohio Tax Credit Proceeds, as applicable, received by the Lender in good and sufficient funds in connection with the Nutcrackers Picture: (a) any applicable guild residuals for the Nutcrackers Picture, (b) any applicable sales agent fees (not to exceed five percent (5%) of the Nutcrackers Hulu License Fee) and any applicable sales expenses (not to exceed $150,000 in the aggregate; provided, however, the foregoing cap on sales expenses shall exclude expenses incurred in connection with extraordinary festival and premiere costs [such as traveling cast or crew to festival screenings, etc.]) incurred in connection with the distribution of the Picture throughout the world payable to the sales agent for the Nutcrackers Picture, (c) Ben Stiller for his applicable "investor-level" participation, (d) $1,877,000 for the third party debt lender, and (e) up to $95,000 for the VFX Vendor.

"Nutcrackers Ohio Tax Credit Proceeds" means all proceeds of the Nutcrackers Ohio Tax Credit Rights.

"Nutcrackers Ohio Tax Credit Rights" means all of the right, title and interest in and to any film production tax credits, rebates, subsidies or other similar benefits available to Kicklight, the Parent or any of its other subsidiaries or affiliates, in connection with the Ohio Motion Picture Tax Credit Program, in connection with the Nutcrackers Picture, including, without limitation, all Nutcrackers Ohio Tax Credit Proceeds.

"Nutcrackers Picture" means the feature length motion picture currently entitled "Nutcrackers," starring Ben Stiller and based on the Nutcrackers Screenplay.

"Nutcrackers Screenplay" means a screenplay entitled "Nutcrackers," written by Leland Douglas, US Copyright Office registration no. PAu004204171, and any and all drafts, versions and variations of such screenplay.

"Obligations" means all present and future loans, advances, liabilities, obligations, covenants, duties, and indebtedness owing by the Borrower to the Lender, arising under this Agreement and any of the other Loan Documents, whether or not evidenced by any note, or other instrument or document, arising from an extension of credit, absolute or contingent, due or to become due, primary or secondary, as principal or guarantor, and including, without limitation, all principal, interest, charges, expenses, fees, all Attorney Costs, and all other outside attorneys' fees, filing fees and any other sums chargeable to the Borrower hereunder or under any other Loan Document.

"Ohio Motion Picture Tax Credit Program" means any film production tax credits, rebates, subsidies or other similar benefits available to motion picture productions under the laws of the state of Ohio, facilitated by the Ohio Department of Development and/or other applicable state agency.

"Parent" means Rivulet Entertainment Inc., a Nevada corporation.

"Parent Collateral" means all property of the Parent that has been pledged to the Lender to secure payment of the Obligations, which includes, without limitation, all right, title and interest of the Parent in and to (a) the Nutcrackers Picture and the underlying rights therein, (b) the

Nutcrackers Hulu Distribution Agreement Proceeds, (c) the Nutcrackers Ohio Tax Credit Rights and (d) all products and proceeds of the foregoing.

"Parent Copyright Mortgage" means the Copyright Mortgage by the Parent in favor of the Lender, in a form approved by the Lender, suitable for filing in the United States Copyright Office, and any amendments, supplements, modifications, extensions, renewals or replacements thereto.

"Parent Secured Guaranty" means the Third Amended and Restated Continuing Secured Guaranty, dated November 13, 2024 (as amended, supplemented, restated, replaced or otherwise modified from to time thereafter), between the Parent and the Lender, pursuant to which, among other things, the Parent guaranteed payment of the Obligations, in accordance therewith.

"Parent Security Documents" means collectively, (a) the Parent Secured Guaranty, (b) the Parent Copyright Mortgage, (c) the Pledge Agreement, and (d) all other documents, agreements and instruments that are entered into by the Parent in favor of the Lender to secure the Parent's obligations under the Loan Documents to which it is a party.

"Participations" means all residuals, profit participations, deferred compensation, fees, and commissions payable by the Borrower to any Person in connection with the Picture that are not included in the Budget, and which are payable from the Collateral.

"Permitted Liens" means: (a) the Liens of the Lender under this Agreement and the other Loan Documents; (b) possessory Liens in favor of the Laboratories in the Preprint Materials in the possession of the Laboratory provided for under the Laboratory Agreement(s), provided such Liens (i) secure only the expenses for services rendered by that Laboratory to the Borrower and/or the PSC in creating and processing the Preprint Materials, and (ii) secure payment of an amount which does not at any time exceed the sum specified in the applicable Laboratory Agreement; (c) workmen's, materialman's and repairman's possessory liens provided such liens (x) arise from claims arising in the ordinary course of business in producing the Picture and (y) arise from claims which are not in default and are being contested in good faith; (d) Liens for Taxes not yet due and payable or being contested in good faith and for which appropriate reserves have been established; and (g) Liens in favor of SAG, the DGA and the WGA provided such Liens secure only the Borrower's obligations owing to such parties for the Picture, and SAG, the DGA and the WGA, the Borrower, and the Lender have each executed and delivered, as applicable, the SAG Intercreditor Agreement, the DGA Intercreditor Agreement and the WGA Intercreditor Agreement, in each case, to the extent required by the Lender.

"Permitted Superior Liens" means the Liens referenced in clause "(b)," "(c)" and "(d)" of the definition of Permitted Liens.

"Person" means any natural person, corporation, limited liability company, partnership, limited liability partnership, joint venture, association, trust or unincorporated organization or other business entity or any other judicial entity, or a nation, state, government entity or any agency or political subdivision thereof.

"Physical Properties" means all physical properties of every kind or nature of or relating to the Picture and all versions thereof, including, without limitation, all physical properties relating to the development, production, completion, delivery, exhibition, distribution or other exploitation of the Picture, and all versions thereof or any part thereof, including, without limitation, the Literary Property and all Preprint Materials.

"Picture" means the feature-length, motion picture, cinematographic film and photoplay, based on the Screenplay, and presently entitled *The Dink*, or by whatever title such motion picture is now or may hereafter become known.

"Picture Contingent Compensation" means all compensation and other amounts that the Borrower is contractually obligated to pay by the terms of the Fundamental Agreements arising from the exploitation of the Picture, including, without limitation, all amounts of the Lender Contingent Interest payable by the Borrower to the Lender.

"Pledge Agreement" means the Securities Pledge Agreement, dated concurrently herewith, between the Parent, as debtor, and the Lender, as secured party, pursuant to which the Parent granted to the Lender a Lien in all of the Parent's right, title and interest in the Pledged Securities, in a form approved by the Lender, as such agreement may be amended, modified, supplemented, extended or renewed from time to time, as such agreement may be amended, modified, supplemented, extended or renewed from time to time.

"Pledged Securities" means all issued and outstanding Equity Interests of the Borrower and the PSC.

"Power of Attorney" means the Power of Attorney in a form approved by the Lender, pursuant to which the Borrower has appointed the Lender as its attorney-in-fact with respect to the Picture.

"Preprint Materials" means all physical elements of the Picture, including all negatives, duplicate negatives, fine grain prints, digital negatives, digital cinema packages, soundtracks, positive prints (cutouts and trims excepted), and sound, all video formats (including PAL/NTSC), and other physical properties in connection with the Picture and the trailer for the Picture, exposed film and tape, developed film, positives, negatives, prints, answer prints, special effects, preprint materials (including interpositives, negatives, duplicate negatives, internegatives, color reversals, intermediates, lavenders, fine grain master prints and matrices and all other forms of pre-print elements which may be necessary or useful to produce prints or other copies or additional preprint elements, whether now known or hereafter devised) soundtracks, recordings, audio and video tapes and discs of all types and gauges, cutouts, trims, non-analog recordings and tapes, including without limitation, any video digital recordings and HDTV format recordings, and any and all other physical properties of every kind and nature relating to the Picture in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof.

"Production Bank Account" means the following bank account:

Wells Fargo Bank
420 Montgomery
San Francisco, California 94104
Account Name: The Dink Productions LLC
Account Number: 4 4 0 6 1 8 9 2 3 3
ABA Number: 1 2 1 0 0 0 2 4 8
Swift Code: WFBIUS6S

"Production Schedule" means (i) the final production schedule (including the pre-production and production schedules) dated as of November 1, 2024, and (ii) a post-production schedule dated as of November 5, 2024 for the Picture.

"Production Services Agreement" means the Production Services Agreement, dated September 10, 2024, between the Borrower and the PSC, pursuant to which the Borrower engaged the PSC to provide certain production services for the Picture on a work-for-hire basis, all as more particularly set forth therein; and (ii) any other production services agreements entered into by the Borrower and/or any other Loan Party with regards to providing production services for the Picture on a work-for-hire basis, as set forth therein.

"PSC" means The Dink Productions LLC, an Arizona limited liability company.

"PSC Collateral" means all property of the PSC that has been pledged to the Lender to secure payment of the Obligations, which includes, without limitation, all right, title and interest of the PSC in and to the Picture and the underlying rights therein.

"PSC Copyright Mortgage" means the Copyright Mortgage by the PSC in favor of the Lender, in a form approved by the Lender, suitable for filing in the United States Copyright Office, and any amendments, supplements, modifications, extensions, renewals or replacements thereto.

"PSC Security Documents" means collectively, (a) a Security Agreement, dated as of November 13, 2024, between the PSC and the Lender; (b) the PSC Copyright Mortgage; and (c) all other documents, agreements and instruments that are entered into by the PSC in favor of the Lender to secure the PSC's obligations under the Loan Documents to which it is a party.

"Residuals" means (a) payments owing to SAG with respect to the Picture under the terms of the Basic Agreement between the Borrower and SAG, (b) payments owing to the WGA with respect to the Picture under the terms of the Basic Agreement between the WGA and the Borrower, and (c) payments owing to the DGA with respect to the Picture under the terms of the Basic Agreement between the DGA and the Borrower.

"SAG" means the Screen Actors Guild-American Federation of Television and Radio Artists.

"SAG Intercreditor Agreement" means an intercreditor agreement, the terms of which have been approved by the Lender, subordinating any Lien which SAG may have in the Collateral to the Lender's Lien hereunder.

"Sanctioned Person" shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state or His Majesty's Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b) so that such Person becomes subject to the Sanctions as a result of such ownership or control, or (d) any Person otherwise the subject of any Sanctions.

"Sanctions" has the meaning assigned thereto in Section 10.17 hereof.

"Screenplay" means the screenplay presently entitled *The Dink*, written by Sean Clements, US Copyright Office registration pending, subject to (a) such minor changes or variations as may be necessitated by the exigencies of production, and other minor changes that do not in any event materially alter the story line thereof, or the nature of the characters described therein, or the Budget or Production Schedule and (b) such changes, modifications, and revisions to the Screenplay that are authorized in writing by a Person having approval thereof under the Fundamental Agreements, provided that in each such case, those changes do not result in (i) an increase in the cost of production of the Picture as reflected in the Budget, (ii) a material alteration of the story line of the Picture, (iii) a material alteration of the nature of the characters of the Picture or (iv) a violation of the Fundamental Agreements.

"Technical Specifications" means the Picture: (a) will be standard commercial quality (i.e., conform to the current technical standards of the Society of Motion Picture and Television Engineers and of major US motion picture studios for motion pictures and for video materials), and ready and suitable for use in the manufacture of print and preprint materials, and release prints for exhibition in first run motion picture theaters in the US, and the manufacture of video masters and copies for telecast over the facilities of US national free television broadcast and premium pay cable networks and the manufacture of commercial videocassettes and videodiscs, of not less than the same technical quality; (b) are photographed in color; (c) are in the English language; (d) are shot in 35-millimeter film or in high definition digital format; (e) constitute a sound Picture, telling a continuous story with all necessary dialogue, music, lyrics, and sound effects, fully titled, and assembled with the soundtrack synchronized with the photographic action thereof; (f) have a running time of not less than 90 minutes (exclusive of main and end titles) and no more than 120 minutes (inclusive of main and end titles).

"Termination Date" means the earliest to occur of (a) the Maturity Date, (b) the date the credit facility provided hereunder is terminated by the Lender pursuant to Section 12.1, and (c) the date this Agreement is otherwise terminated for any reason whatsoever.

"UCC" means the Uniform Commercial Code – Secured Transactions (or any successor statute) of the state of California (the "California UCC") or of any other state or nation,

the laws of which are required by Sections 9301-9308 of the California UCC to be applied in connection with the issue of perfection of Liens, as such laws may be amended from time to time.

"VFX Vendor" means Mango FX Inc.

"WGA" means the Writers Guild of America, West, Inc.

"WGA Intercreditor Agreement" means an intercreditor agreement, the terms of which have been approved by the Lender, subordinating any Lien which the WGA may have in the Collateral to the Lender's Lien hereunder.

1.2 Approval. The words "approval" and "approved" as used herein with reference to an approval right granted to the Lender means that the Lender shall have the right in the Lender's sole discretion to approve or to withhold approval of the subject matter with respect to which the approval is required.

1.3 Language Rules of Construction. Unless the context otherwise clearly requires: (i) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (ii) the words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (iii) the word "will" shall be construed to have the same meaning and effect as the word "shall"; (iv) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise renewed or modified (subject to any restrictions on, or requirements with respect to, such amendments, supplements, restatements, renewals or modifications set forth herein or therein); (v) any reference herein to any Person, or to any Person in a specified capacity, shall be construed to include such Person's successors and assigns or such Person's successors in such capacity, as the case may be; (vi) the words "herein," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, clause or other subdivision; (vii) all terms defined in the UCC and not otherwise defined herein shall have the respective meanings accorded to them therein; and (viii) any of the defined terms may be used in the singular or the plural, depending on the reference.

ARTICLE 2 - LOAN

2.1 Commitment.

(a) Subject to satisfaction of all of the terms hereof, including the conditions precedent in Article 5, the Lender agrees to make available a credit facility of up to the amount of the Commitment for the purposes permitted by Subsection 2.2(f) hereof, for the Borrower's use during the term of this Agreement. The credit facility consists of a non-revolving term loan up to the Commitment to be funded in a series of Advances (collectively, the "Loan"), as described in Sections 2.2 – 2.4 below, each in an principal amount, which, when added to then outstanding Loan, does not to exceed at any time the limits of the Availability. Amounts of the Loan prepaid or repaid may not be re-borrowed.

(b) As of the Closing Date, the outstanding balance owing under the Bridge Funding Documents equals $5,857,962.29, which is comprised of (i) $5,800,000 in principal, *plus* (ii) $57,962.29 in accrued interest through the Closing Date in accordance with the terms of the Bridge Funding Documents (collectively, the "Closing Date Bridge Obligation Amount"). On the Closing Date, the entire balance of Closing Date Bridge Obligation Amount shall (i) be added to the principal balance of the Loan owing under this Agreement, (ii) as of that date, accrue interest in accordance with Article 3 hereof, and (iii) be governed by the terms of this Agreement and the other Loan Documents. Notwithstanding anything herein to the contrary, on and effective as of the Closing Date hereof, the Bridge Funding Documents shall be replaced in their entirety by this Agreement and the other Loan Documents.

2.2 Loan; Advance Procedure.

(a) The Lender shall, upon the request of the Borrower made from time to time beginning on the Closing Date and ending on the Termination Date, make loans (each of which is hereinafter referred to as an "Advance") to the Borrower for the purpose of paying a portion of the expenses of producing, completing and delivering the Picture in an aggregate amount not to exceed at any time the Commitment *less* the Lender Reserve and Advances to pay fees and costs owing to the Lender hereunder up to the limits of the Lender Reserve; provided, however, no Advances to fund the Loan will be made if a Default or Event of Default exists.

(b) The Borrower shall make Advance requests from time to time, substantially in accordance with the dates specified in the Cash Flow Schedule, subject to the exigencies of production in accordance with the provisions of this Subsection 2.2(b). Except as otherwise provided in Section 2.3 hereof, whenever the Borrower desires an Advance, the Borrower shall deliver to the Lender a Borrowing Request, signed by an authorized signatory for the Borrower, no later than 11:00 a.m. (Pacific Time) two (2) Business Days prior to the date of the Advance, provided, however, (i) the Lender shall have no obligation to make more than one (1) Advance in any four (4) Business Day period and (ii) the Lender is not obligated to make Advances in excess of the aggregate amount reflected in the Cash Flow Schedule as of the date of the requested Advance.

(c) Each Borrowing Request shall specify (i) the requested funding date (which shall be a Business Day) and (ii) the aggregate amount of the requested Advance.

(d) The Lender, may also, at its option, make Advances under this Section 2.2 upon the telephone or email request of an authorized signatory of the Borrower. If the Lender makes any such Advance upon a telephone or email request, an authorized signatory of the Borrower shall fax or deliver by electronic file to the Lender, on the same day as such telephone or email request, an executed Borrowing Request. The Borrower hereby authorizes the Lender to disburse Advances under this Section 2.2 pursuant to the telephone or email instructions of any Person purporting to be an authorized signatory of the Borrower. The Borrower bears all risk of loss resulting from disbursements made upon any telephone or email request unless such loss is the result of the Lender's gross negligence or willful misconduct. Each telephone or email request for an Advance from an authorized signatory of the Borrower shall constitute a certification of the matters set forth in the Borrowing Request form as of the date of such requested Advance.

(e) The Lender shall make each such Advance available to the Borrower by wire transfer to the Production Bank Account, as applicable, specified in the Borrowing Request in the amount of such Advance in same day funds (except for any part thereof paid by the Lender to third Persons or to itself as permitted hereunder or under any of the Loan Documents).

(f) Subject to the terms of this Agreement, the Lender shall be obligated to make Loans hereunder, only for the following purposes and in the following amounts, all in connection with the pre-production, production and completion of the Picture, and the proceeds thereof shall not be available for any other purpose: (i) the payment of the direct Picture production costs and expenses set forth in the Budget up to the limits of the Commitment *minus* the Lender Reserve, , and (ii) to pay the Lender Reserve Expenses.

2.3 Loan Advances. The Lender shall be deemed to have made Advances in accordance with Section 2.2 hereof on behalf of the Borrower and the Lender may apply the proceeds of such Advances as follows:

(a) Notwithstanding anything to the contrary contained in this Article 2, if, as applicable, a completion guarantor or any other Person acceptable to the Lender takes over the production of the Picture pursuant hereto or pursuant to agreements between such completion guarantor or such other Person and the Borrower, the Lender may make Advances up to the amount of the Commitment *minus* the Lender Reserve and provide the proceeds thereof directly to such completion guarantor or such other Person. The Lender may pay, for the account of the Borrower, such proceeds into an account over which such completion guarantor or such other Person may have sole dominion and control, to be used to finance the production and completion of the Picture and effect Delivery in accordance with any applicable Distribution Agreements and Distributor Notices, and such Advances shall constitute Loans hereunder; and

(b) If a Default or an Event of Default shall have occurred and is continuing, the Lender may make Advances up to the amount of the Commitment (less the Lender Reserve) and pay the proceeds thereof directly to the Persons providing rights, services, facilities, locations and materials in connection with the production of the Picture.

2.4 Initial Advance. The Borrower hereby authorizes and directs the Lender, on the date of the initial Loan, to make Loans for the account of the Borrower, to pay the following Persons the indicated amounts: (a) the Attorney Costs; (b) the appropriate draw down(s) for pre-production and/or production costs of the Picture due and owing and/or for the next week to the extent included in the Budget; (c) to the extent not already paid, payment to the insurer(s) for the Picture in respect of the premium(s) due in connection with the film production insurance package for the Picture; and (d) all other amounts to the Person(s) set forth in the initial Borrowing Request.

ARTICLE 3 - INTEREST, FEES, AND OTHER CHARGES

3.1 Interest Rate.

(a) All outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due)

from the date made until paid in full in cash at a rate as provided in Subsection 3.1(b) hereof, but not to exceed the Maximum Legal Rate described in Section 3.2.

(b) Except as otherwise provided herein, the outstanding Obligations shall bear interest on the unpaid principal amount thereof (including, to the extent permitted by law, on interest thereon not paid when due) from the date made until paid in full in cash at a fixed rate equal to ten percent (10%) per annum, but not to exceed the Maximum Legal Rate described in Section 3.2 below. All interest charges shall be computed on the basis of a year of 360 days and actual days elapsed. Except as otherwise provided herein, all interest shall be payable in arrears on the Maturity Date and on the date of any prepayment hereunder. Interest shall accrue from and including the date a Loan is made to, but excluding, the date on which such Loan is paid.

3.2 Maximum Rate. No provision of this Agreement or the Note shall be deemed to establish or require the payment of interest of a rate in excess of the maximum rate permitted by Applicable Law (the "Maximum Legal Rate"). If the interest required to be paid under this Agreement or the Note exceeds the Maximum Legal Rate, the interest required to be paid hereunder or under the Note shall be automatically reduced to the Maximum Legal Rate.

3.3 Default Rate Interest. If any of the Obligations owed hereunder are not paid when due (whether by acceleration or otherwise), then all of the Obligations shall, without any notice, election, or any other action by the Lender, bear interest at the Default Rate until so paid; and if any other Default or Event of Default occurs, then at the election of the Lender, while any such Default or Event of Default is outstanding, all of the Obligations shall bear interest at the Default Rate.

3.4 Lender Reserve Expenses. On the Closing Date, the Borrower shall pay to the Lender (or its designees) from the proceeds of the initial Advance all Lender Reserve Expenses then due and owing, including, without limitation, the Attorney Costs accrued and payable as of the Closing Date.

ARTICLE 4 - PAYMENTS AND REPAYMENTS

4.1 Repayment of Loans. On the Maturity Date or such earlier date as specified herein the Borrower shall pay all of the Obligations in full, including all fees, interest, principal, reimbursement obligations, and other sums payable hereunder, such as the expenses for which the Lender is entitled to reimbursement pursuant to Section 13.7 or otherwise under the Loan Documents, plus all accrued but unpaid interest thereon. All such amounts charged to the Borrower under the terms hereof shall constitute part of the Obligations.

4.2 Mandatory Prepayments.

(a) The Borrower shall prepay the Obligations with and as and when the following amounts are received by or are payable to the Borrower: (i) all Collateral Proceeds, (ii) on the date that all expenditures for the production of the Picture and Delivery (as specified in any Distribution Agreements and/or Distributor Notices) have been paid, in an amount equal to any balances remaining in the Production Bank Account or in any account for the Picture; (iii) any insurance proceeds to the extent and as provided in Section 10.4 hereof; (iv) any "no claims bonus"

payable to the Borrower under the Completion Agreement, if applicable; (v) if at any time the Availability is less than zero Dollars, then the Borrower shall, within five (5) Business Days after that occurrence, prepay the Loans outstanding in an amount necessary so that the Availability is not less than zero Dollars; and (vi) as otherwise provided hereunder.

(b) Without limiting the generality of the foregoing, any Nutcrackers Hulu Distribution Agreement Proceeds and Nutcrackers Ohio Tax Credit Proceeds, or any part thereof (excluding any applicable Nutcrackers Off the Top Payments as set forth in the Nutcrackers Off the Top Payment Calculation prepared by NPL and/or the Parent and promptly delivered to the Lender) collected by the Lender from, as applicable, Hulu, the State of Ohio or otherwise under the NPL Security Documents and the Kicklight Security Documents, as applicable, shall be applied by the Lender towards prepayment of the Obligations immediately as of the moment of receipt of (i) the Nutcrackers Hulu Distribution Agreement Proceeds and the Nutcrackers Ohio Tax Credit Proceeds (or respective part thereof), as applicable, to the Lender's applicable Collection Account in accordance with the Lender's remittance instructions, and (ii) the Nutcrackers Payment Calculations.

4.3 Voluntary Prepayments. Upon at least two (2) Business Days prior notice to the Lender, the Borrower may at its option prepay the Obligations in whole or in part. Once such notice of prepayment has been given, the principal amount of the Loan(s) specified in such notice shall become due and payable on the date specified in the notice; provided, however, if before such prepayment date the Borrower notifies the Lender that it wishes to cancel such prepayment notice, the Borrower's sole liability shall be for any and all increased costs and expenses incurred by the Lender, if any, as the result of the receipt of such notice. All prepayments shall include payment of accrued interest on the principal amount so prepaid and shall be applied to payment of interest before application to principal.

4.4 Payments and Computations.

(a) All payments to be made by the Borrower shall be made without reduction, reserve, discount, withholding, credit, set-off, recoupment or counterclaim, and irrespective of any claim which the Borrower may have against the Lender. Except as otherwise expressly provided herein, all payments made by or on behalf of the Borrower shall be made to the Collection Account and shall be made in Dollars and in immediately available funds. Any payment received later than 1:00 p.m. (Pacific Time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue until such payment has been received in the Collection Account.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, without being subject to the assessment of a late charge, and such extension of time shall be included in the computation of interest or fees thereon, as the case may be.

4.5 Reserve Charges; Payments as Advances.

(a) Subject only to the terms of this Section 4.5, the Attorney Costs, shall be paid, from the proceeds of Advances, whether made following a request by the Borrower pursuant to Section 2.2, or a deemed request as provided in this Section 4.5. The Borrower hereby irrevocably authorizes the Lender to make Advances in the amounts and for the purpose of paying the Lender Reserve Expenses. All such amounts charged shall constitute Advances and all such Advances so made shall be deemed to have been requested by the Borrower pursuant to Section 2.2. It shall not be necessary for the proceeds of any such Advance to be processed through the Production Bank Account. As and when the Attorney Costs are paid with the proceeds of an Advance, the Lender Reserve shall be charged up to the limits thereof as provided in Article 3 of this Agreement.

(b) The Lender will give the Borrower notice of any Advance under Subsection 4.5(a); provided, however, the failure to do so shall not relieve the Borrower of any of its Obligations with respect thereto.

(c) Lender Reserve Expenses charged to the Lender Reserve shall be added to the unpaid principal balance of the Loan as and when charged to the Lender Reserve. Upon making any Advance for Lender Reserve Expenses, the Lender Reserve shall thereupon be decreased by the amount of such Advance. If the amount of Lender Reserve Expenses, taxes (if any), and other sums payable hereunder, exceeds the amount of any remaining Lender Reserve therefor (if any), then the Borrower shall pay to the Lender, on demand, the amount of such excess in cash.

4.6 Application and Reversal of Payments.

(a) All payments not constituting payment of specific fees and all Collateral Proceeds received by the Lender shall be applied, subject to the provisions of this Agreement, first, to pay any fees, expense reimbursements or indemnities (other than interest and principal) then due to the Lender from the Borrower; second, to pay interest due in respect of all Loans; third, to pay or prepay principal of the Loans; and fourth, to the payment of any other Obligations due to the Lender.

(b) The Lender shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations in such order as the Lender may determine in its sole and absolute discretion.

4.7 Returned Payments Indemnity. If, after receipt of any payment of, or proceeds applied to the payment of, all or any part of the Obligations, the Lender is for any reason compelled to surrender such payment or proceeds to any Person, because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible setoff, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continue and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Lender, and the Borrower shall be liable to pay to the Lender, and hereby does indemnify the Lender and hold the Lender harmless for, the amount of such payment or proceeds surrendered. The provisions of this Section 4.7 shall be and remain effective notwithstanding any contrary

action which may have been taken by the Lender in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Lender's rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 4.7 shall survive the termination of this Agreement.

4.8 Reserved.

4.9 Lender's Books and Monthly Statements. The Lender's books and records showing the Obligations and the transactions pursuant to this Agreement and the other Loan Documents shall be admissible in any action or proceeding arising therefrom, and shall, absent manifest error, constitute rebuttably presumptive proof thereof, irrespective of whether any Obligation is also evidenced by a promissory note or other instrument. If the Lender provides to the Borrower a statement of Loans, payments and other transactions pursuant to this Agreement, then such statement shall be deemed correct, accurate and binding on the Borrower and an account stated (except for reversals and reapplications of payments made as provided in Section 4.6 hereof and corrections of errors discovered by the Lender), unless the Borrower notifies the Lender to the contrary within thirty (30) days after such statement is received by the Borrower. If the Borrower gives the Lender a timely notice of objections, then only the items to which exception is expressly made will be considered to be disputed by the Borrower.

ARTICLE 5 - LENDING CONDITIONS

The obligation of the Lender to make any Advance hereunder shall be subject to satisfaction of all of the conditions of this Article 5 being satisfied at the time thereof.

5.1 Conditions Precedent to Initial Advance. The obligation of the Lender to make the initial Advances for the Loan is subject to the following conditions precedent having been satisfied in a manner satisfactory to the Lender and its counsel:

(a) The Fundamental Agreements and other evidence received by the Lender establishes, to the satisfaction of the Lender that (i) the Borrower and the other Loan Parties have sufficient right, title and interest in and to the Collateral and other assets which it purports to own, as set forth in the documents and other materials presented to the Lender, which include rights in and to the Picture, the Screenplay and in the underlying Literary Property in perpetuity, throughout the world and all rights in connection therewith, sufficient to produce, own and license the Picture, and are otherwise sufficient to enable the Borrower and the PSC to perform under the applicable Fundamental Agreements and grant the Lender Lien contemplated by the Loan Documents; (ii) all payments for any such rights have been paid or if not paid, then such amounts are included in the Budget and are being paid with the proceeds of the initial Loan;

(b) All appropriate documents (including Form CO or Form PA) evidencing the Borrower's rights in and to the Screenplay and, if applicable, its rights to the Literary Property, have been duly submitted to and accepted for recordation in all appropriate governmental offices, including the United States Copyright Office, accompanied by the required filing fees, or if not yet submitted, are ready to be submitted, and if accompanied by the required fees, will be so accepted;

(c) All appropriate documents perfecting or evidencing the Lender's Lien in the Collateral, including bank account control agreements, have been executed and delivered and all copyright mortgages and financing statements and other filings have been duly submitted to and accepted for recordation in all appropriate governmental offices, including the California Secretary of State and the United States Registrar of Copyrights, accompanied by the required filing fees, or if not yet submitted, are ready to be submitted, and if accompanied by the required fees, will be so accepted and each of the insurers issuing the insurance policies required pursuant to Section 10.4 have been provided with Insurer Notice for acknowledgment;

(d) An examination of the records of the United States Copyright Office and all other appropriate governmental offices, and a copyright and title search report on the Screenplay addressed to the Lender and approved by the Lender and its counsel, reveals that (i) there is no interest therein of any Person which is contrary to the rights granted to the Lender hereunder or under any other Loan Document and that (ii) there are no Liens of record on the Collateral or the property of the Borrower and the other Loan Parties other than the Lien granted by each of them to the Lender and Permitted Liens;

(e) The Lender shall have received this Agreement and all of the items listed in Schedule 2 hereto, together with all exhibits, attachments and supplementary documents which are not elsewhere identified in this Article 5, all in form and substance approved by the Lender, and executed by all parties thereto when the nature of such items so requires;

(f) The Borrower and the other Loan Parties shall have performed and complied with all covenants, agreements, and conditions contained herein and the other Loan Documents which are required to be performed or complied with by the Borrower and the other Loan Parties on or before the Closing Date;

(g) No Default or Event of Default shall exist on the Closing Date, or would exist after giving effect to the Loans to be made on such date;

(h) The Borrower shall have paid (or shall have provided for the payment in the initial Advance) the Attorney Costs and all other fees and expenses of the Lender incurred in connection with any of the Loan Documents due hereunder to the Lender and to other Persons on or before the Closing Date or out of the proceeds of the Initial Advance;

(i) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower and the other Loan Parties, pending or threatened before any court, governmental agency, or arbitrator that might reasonably be expected to have a Material Adverse Effect upon the business, operations, property, prospects or condition (financial or otherwise) of any such Person or upon the creditworthiness of any such Person or that purport to affect the legality, validity, or enforceability of this Agreement or any other Loan Document or the consummation of the transactions contemplated hereby and, upon request, the Lender shall have received a certificate of an authorized signatory of any such Person to such effect;

(j) The Essential Element(s) and the producers shall each have executed his/her actor's, director's, or producer's agreement, as appropriate, or such other acceptable documentation acceptable to the Lender in its sole discretion, and the terms thereof reflect that

such Persons will not be paid or earn any Participations until all Obligations have been satisfied in full;

(k) Essential element insurance (as such term is commonly understood in the entertainment industry) has been obtained for the Essential Element(s);

(l) If any of the actors appearing in the Picture, the Director and any producer has been retained through a loan out company, that loan out company has complied with all Applicable Law, in order for the payments to the loan out company to qualify or satisfy the requirements thereunder.

(m) All proceedings taken in connection with the execution of this Agreement, the other Loan Documents, and all documents and papers relating thereto shall be satisfactory in form, scope, and substance to the Lender;

(n) The Borrower has paid the Attorney Costs of the Lender incurred in connection herewith and due hereunder to the Lender and to other Persons on or prior to the Closing Date or shall have provided for such payments in the initial Loan;

(o) The Lender is satisfied that (i) all required consents and approvals have been obtained with respect to the transactions contemplated by the Loan Documents from all Governmental Authorities with jurisdiction over the business and activities of the Borrower and the other Loan Parties and from any other Person whose consent or approval the Lender, in its reasonable discretion, deems necessary to the transactions contemplated by the Loan Documents, and (ii) all such consents and approvals remain in full force and effect;

(p) The Lender is satisfied that the transactions contemplated by the Loan Documents will not (i) violate any provision of Applicable Law, or any order of any court or other agency of the United States of America or any state thereof applicable to the Borrower and any other Loan Party or any of its respective properties or assets or (ii) conflict with, or result in a default, breach or right of termination or acceleration under, any Fundamental Agreement or other material agreement to which the Borrower or any other Loan Party is a party;

(q) All legal matters incident to this Agreement and the other transactions contemplated hereby shall be reasonably satisfactory to counsel to the Lender;

(r) The Lender has received fully executed copies of each Fundamental Agreement existing as of the Closing Date, executed and delivered by all parties thereto;

(s) Delivery to the Lender of such other documents as the Lender may reasonably request in order to fully effect the purposes of this Agreement and the other Loan Documents.

5.2 Conditions Precedent to Subsequent Advances. The obligation of the Lender to make each Advance, including the initial Advance, shall be subject to the further conditions precedent that on and as of the date of any such extension of credit:

(a) The Lender shall have received a duly executed Borrowing Request as and when required pursuant to Sections 2.2 and 2.4 hereof, and the requested Advance under such Borrowing Request after giving effect to such borrowing, does not cause the Availability to be less than zero (0) Dollars;

(b) The following statements shall be true, and the acceptance by the Borrower of any extension of credit shall be deemed to be a statement to the effect set forth in clauses "(i)" and "(ii)" with the same effect as the delivery to the Lender of a certificate signed by a manager of the Borrower, dated the date of such extension of credit, stating that:

(i) The representations and warranties contained in this Agreement and the other Loan Documents are correct in all material respects on and as of the date of such extension of credit as though made on and as of such date; and

(ii) No event has occurred and is continuing, or would result from such extension of credit, which constitutes a Default or an Event of Default;

(c) The Lender shall have received such other approvals, opinions and documents as the Lender may reasonably request in order to fully effect the purposes of this Agreement and the other Loan Documents;

(d) Since the Closing Date, there shall have occurred no Material Adverse Effect with respect to the property, business, operations or condition (financial or otherwise) of (i) the Borrower (and upon request the Lender shall have received a certificate of an Authorized Officer to such effect), (ii) the PSC, (iii) NPL, (iv) Kicklight or (v) the Parent.

5.3 Deemed Representation. The acceptance by the Borrower of any Advances made on the Closing Date and all other Advances on subsequent days shall be deemed to be a representation and warranty made by the Borrower to the Lender to the effect that all of the conditions to the making of such Advances set forth in Sections 5.1 and 5.2 have been satisfied.

ARTICLE 6 - PRODUCTION, COMPLETION, DELIVERY AND DISTRIBUTION

The Borrower hereby warrants, represents, covenants and agrees to the Lender as follows.

6.1 Budget; Cash Flow; Screenplay; Production Schedule.

(a) True and complete copies of Fundamental Agreements, the Budget, the Cash Flow Schedule, the Screenplay and the Production Schedule and, upon request of the Lender, any agreements with any Person whose services are a requirement of any such agreements, have been or will be furnished to the Lender;

(b) The Borrower, the Lender and any other Person having approval rights with respect thereto have approved the Budget, the Cash Flow Schedule, the Screenplay and the Production Schedule; and

(c) The Budget includes provisions for all expenses necessary for the production, completion and delivery of the Picture in accordance with the terms of the Fundamental Agreements and to effect delivery in accordance with the terms of this Agreement, including, but not limited to, any and all costs of music, including all worldwide licenses and rights.

6.2 Picture Production.

(a) The Borrower shall produce the Picture (and shall cause the PSC to produce the Picture), the Preprint Materials and the Delivery items in accordance with the Fundamental Agreements, the Budget, the Screenplay, the Production Schedule, the Cash Flow Schedule, the Non-Technical Specifications and the Technical Specifications, and in a manner consistent with the provisions of this Agreement and the other Loan Documents. The Borrower shall not make or permit to be made (and shall cause the PSC to not make or permit to be made) any material changes, modifications, or revisions to the Budget, the Screenplay, the Production Schedule (including the location of the production of the Picture) or the Cash Flow Schedule without the authorization of the Lender and any other Person having approval rights with respect thereto.

(b) The Borrower shall not make (and shall cause the PSC to not make) any change in the Budget that would increase, in the aggregate, the amount thereof or any other changes therein without the prior written approval of the Lender and any other Person having approval rights with respect to such changes.

(c) The Borrower shall produce (and shall cause the PSC to produce) the Picture and the Delivery items, as appropriate, so as to conform to all of the Technical and Non-Technical Specifications.

6.3 Element Changes. Except as expressly permitted by the terms of the Fundamental Agreements and this Agreement, the Borrower shall not make, agree to make, or permit to be made (and shall cause the PSC to not make, agree to make or permit to be made) any variation or modification in any of the elements of the Picture which are subject to approval or consent pursuant to the Fundamental Agreements or this Agreement, without the prior consent of., as applicable, the Lender or any other Person having approval rights with respect to such changes.

6.4 Credits; Print Advertising; Press Releases. Provided the Lender fulfills its obligation to fund the Loan in connection with the Picture in accordance with Section 2.1 hereunder and subject to the PSC's receipt of a Results and Proceeds Agreement signed by Rick Steele ("Artist") (in form and substance reasonably acceptable to the PSC) and the standard exclusions and exceptions of the distributor(s) of the Picture (including artwork title exceptions), the Borrower shall accord (and shall cause the PSC to accord) the Lender and Artist credit as follows:

(a) Individual Credit. An individual executive producer credit as follows:

(i) On Screen. In the main titles (at the beginning of the Picture if credit is accorded to the director at the beginning of the Picture, and otherwise at the end of the Picture), on a separate card, in a size of type not smaller than one hundred percent (100%) of the average size of type used to accord any other individual executive producer credit on screen (excluding any distributor of the Picture).

(ii) Paid Advertisements. In paid ads, in the billing block portion only, if any, in a size of type not smaller than one hundred percent (100%) of the average size of type used to accord billing block credit to any other individual executive producer (excluding any distributor of the Picture).

(iii) Excluded Ads. If any individual executive producer (excluding any distributor of the Picture) is accorded billing block credit in any excluded ad (other than in award, congratulatory or nomination ads naming only the honoree[s]), then Artist's individual executive producer credit shall also be accorded in the billing block portion only (if any) of such ad, in a size of type not smaller than one hundred percent (100%) of the average size of type used to accord billing block credit to any other individual executive producer (excluding any distributor of the Picture).

(b) Presentation Credit. A presentation credit in substantially the form "in association with Genius Media" as follows:

(i) On Screen. On screen, on a separate card, above or before the title, in the main titles (at the beginning of the Picture if credit is accorded to the director at the beginning of the Picture, and otherwise at the end of the Picture, in which event the Lender's presentation credit need not be above or before the title), in a size of type not smaller than one hundred percent (100%) of the average size of type used to accord any other presentation credit on screen (except for credits to distributors of the Picture).

(ii) Paid Advertising. In the billing block only of paid advertising, above or before the regular title, in a size of type not smaller than one hundred percent (100%) of the average size of type used to accord any other presentation credit in the billing block (except for credits to distributors of the Picture).

(iii) Excluded Ad Tie-In For Presentation Credit. If any other entity is accorded a billing block presentation credit (except for credits to distributors of the Picture) in any excluded ads (except for congratulatory, nomination, and/or award ads naming only the person[s] or entity[ies] being honored or group ads), then the Lender's presentation credit shall also be accorded in the billing block only (if any) of such excluded ads in the size set forth in Section 6.4(c)(ii) above. Notwithstanding the foregoing, the Lender shall not be accorded credit in special excepted ads under Sections 8-203(d), 8-203(f), and 8-203(g) of the DGA Basic Agreement, ads announcing a personal appearance, and the audio portion of teasers, trailers, television and radio advertising.

(c) Legal Counsel Credits. The Borrower shall accord the Lender's counsel, Babok & Robinson, LLP with credit as legal counsel for the production financier in the

Picture's end titles in all positive prints thereof. The form of such credit in the Picture's end titles shall be substantially as follows: "Legal Counsel to Genius Equity, LLC – Babok & Robinson, LLP, Rose P. Shiner and Barry S. Babok."

(d) All other aspects of the foregoing credits shall be in the Borrower's and the PSC's sole discretion. Failure to accord credit under this Section 6.4 shall not constitute a breach hereunder; but the Borrower shall use (and shall cause the PSC to use) reasonable efforts to cure prospectively any failure to accord credit under this Section 6.4 with regard to the positive prints and advertising materials created in connection with the Picture upon receipt of written notice from the Lender specifying the details of any such failure. The Borrower shall take (and shall cause the PSC to take) reasonable steps to advise third party distributors with whom the Borrower and/or the PSC, as applicable, is in direct privity of contract of the credit obligations under this Section 6.4. As used herein, "size" shall mean height, width and thickness.

Notwithstanding anything herein to the contrary, the provisions of this Section 6.4 shall survive the termination of this Agreement and the Lender Repayment Date.

6.5 Stop Date; Contingent Compensation; Fees.

(a) The Borrower represents, warrants and covenants that no actor shall be granted a "stop date," as that term is understood in the motion picture industry, in connection with such actor's engagement for the Picture, except as approved by the carrier of the general liability insurance covering the Borrower in connection with the Picture.

(b) The Borrower shall not enter (and shall ensure that the PSC not enter) into any agreement to pay any Person from the Collateral Proceeds any residuals, profit participations, deferred compensation (including the Participations), contingent compensation, whether computed on the basis of the Collateral Proceeds, net receipts from exploitation of the Picture or otherwise (whether in a fixed amount or computed on a percentage basis), unless all such payments are either included in the Budget or subordinated and subject to the rights of the Lender under the Loan Documents or otherwise consented to by the Lender and the Borrower shall not pay any such payments from the Collateral Proceeds until all Obligations have been satisfied in full. The Lender shall not have any obligation to pay any such payments to any Person.

6.6 Reserved.

6.7 Enforcement of Agreements.

(a) The Borrower shall notify the Lender promptly after the Borrower becomes aware thereof, of any event or fact which could give rise to a breach of any of the Fundamental Agreements, and shall diligently pursue such right and report to the Lender on all further developments with respect thereto.

(b) Until the Lender Repayment Date, the Borrower shall, at its expense, enforce its rights and, as applicable, make collection and take all appropriate legal action necessary to enforce collection, of all payments, receipts and revenues, as and when due, which may be owing by any of the Persons party to any of the Fundamental Agreements, and from any other Person pursuant to any other agreement entered into by the Borrower with respect to the Collateral, and

shall remit (or cause to be remitted) all sums so collected to the Collection Account. If the Borrower fails after the Lender's demand to pursue diligently any right under any of the Fundamental Agreements, or any other agreement entered into by the Borrower with respect to the Collateral, or if an Event of Default then exists, the Lender may directly enforce such rights in its own or the Borrower's or such other Person's name, as its attorney-in-fact (such power being coupled with interest) and may enter into such settlements or other agreements with respect thereto as the Lender shall determine.

(c) In any suit, proceeding, arbitration proceeding, or action brought by the Lender against any Person under the Fundamental Agreements, the PSC Security Documents, the NPL Security Documents, the Kicklight Security Documents, the Parent Security Documents or any other agreement entered into by the Borrower and/or any other Loan Party with respect to the Collateral for any sum owing thereunder or to enforce any provision thereof, the Borrower shall indemnify and hold the Lender harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaims, recoupment, or reduction of liability whatsoever of such other Persons arising out of a breach by the Borrower and/or any other Loan Party of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing from the Borrower or any other Loan Party to or in favor of such obligor or its successors.

6.8 Related Agreements. The Borrower represents and warrants to the Lender that: (a) it has obtained and has delivered or will deliver to the Lender as of the Closing Date true and complete fully executed copies of the Fundamental Agreements; (b) the Fundamental Agreements and all other agreements, certificates, exhibits, attachments and other documents entered into in connection therewith and related thereto are valid, binding, and subsisting agreements, enforceable against the parties thereto in accordance with their respective terms except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors; and (c) each of the foregoing agreements has been duly executed and delivered by all parties thereto and all are and will be in full force and effect.

6.9 No Copyright Interest.

(a) The PSC's exclusive interest in the Picture is a contractual right under the terms of the Production Services Agreement to provide production services for the Picture to the Borrower, on a work-for-hire basis. Without limiting the generality of the foregoing, the PSC has no interests, legal or equitable, in the rights specified in the Chain-of-Title Documents, copyrights or other interests, legal or equitable, to the Screenplay, the Literary Property, or the Picture or the proceeds of any of the foregoing except to the extent necessary to provide the services under the Production Services Agreement. The PSC does not own any of the Preprint Materials notwithstanding that such materials may be stored at a Laboratory under its name. The Preprint Materials are and shall remain at all times the property of the Borrower.

(b) Notwithstanding the terms of Subsection 6.9(a) hereof, the Borrower shall ensure that the Production Services Agreement provides that if the PSC has, under any principle of law or equity, any interest in the rights specified in any of the Screenplay, the Literary Property, the Preprint Materials or the Picture or the proceeds or the copyrights to the Screenplay, the Literary Property or to the Picture or an interest in the Preprint Materials or such proceeds, that the

PSC shall unconditionally assign those rights and interests to the Borrower and the Borrower shall accept such assignment, all being subject to the security interests of the Lender.

(c) The Borrower shall ensure that the PSC shall not contest or challenge or join with any other Person in challenging the priority, scope or grant of the Liens granted to the Lender in connection with the Picture.

6.10 Contingent Interest. The Borrower shall pay the Lender Contingent Interest to the Lender concurrent with all other payments of Contingent Compensation. The term "Net Profit" (or similar term) used to calculate the Lender Contingent Interest shall be defined, computed and accounted for no less favorably than the profit definition for this Picture accorded to, received by or credited to any other Person, including, without limitation, the Borrower, the Parent, other financiers, producers and above-the-line personnel, including each of the foregoing's respective subsidiaries, affiliates, successors, assignees, designees, employees, officers and the like. Notwithstanding anything to the contrary, the provisions set forth in this Section 6.10 shall survive the termination of this Agreement and the Lender Repayment Date.

ARTICLE 7 - COLLATERAL

7.1 Grant of Lien. As security for all of the Obligations, the Borrower hereby grants, assigns and pledges to the Lender a continuing security interest in, Lien on, and right of set-off against, all of the Borrower's right, title and interest in and to all of its personal property, whether now owned or hereafter acquired or arising and regardless of where located and whether or not in possession of the Borrower (all of the foregoing being collectively referred to herein as the "Borrower Collateral"), including, without limitation: the Literary Property, the Screenplay, the Physical Properties, the Preprint Materials, the Picture, the Production Bank Account, the Collection Account, the Fundamental Agreements and all of the Borrower's other personal property, tangible and intangible, including all accounts, deposit accounts, equipment, general intangibles, inventory, investment property, copyrights, letter of credit rights, negotiable collateral, and each and all of the following particular rights and properties of the Picture:

(a) The Literary Property;

(b) The Physical Properties;

(c) All Preprint Materials;

(d) All rights of every kind or nature in and to any and all music and musical compositions created for, used in or to be used in connection with the Picture including, without limitation, all copyrights therein and all rights to perform, copy, record, re-record, produce, publish, reproduce or synchronize any or all of said music and musical compositions as well as all other rights to exploit such music including record, soundtrack recording, and music publishing rights;

(e) All collateral, allied, ancillary, subsidiary, publishing and merchandising rights and all properties and things of value, whether now in existence or hereafter made, acquired or produced of every kind and nature, without limitation, pertaining to or derived from, appurtenant

to, or related to the Picture or the Literary Property, including, without limitation, all production, exploitation, reissue, remake, sequel, serial or series production rights by use of film, tape or any other recording devices now known or hereafter devised, whether based upon, derived from or inspired by the Picture, the Literary Property or any part thereof; all rights to use, exploit and license others to use or exploit any and all novelization, publishing, commercial tie-ups and merchandising rights of every kind and nature, including, without limitation, all novelization, publishing, merchandising rights and commercial tie-ups arising out of or connected with or inspired by the Picture or the Literary Property, the title or titles of the Picture, the characters appearing in the Picture or said Literary Property and/or the names or characteristics of said characters, and including further, without limitation, any and all commercial exploitation in connection with or related to the Picture, all remakes or sequels thereof and/or said Literary Property;

(f) To the extent necessary or desirable to complete the Picture, all rights of every kind or nature, present and future, in and to all agreements relating to the development, production, completion, delivery and exploitation of the Picture, including, without limitation, all agreements for personal services, including the services of writers, directors, cast, producers, special effects personnel, personnel, animators, cameramen and other creative, artistic and technical staff and agreements for the use of studio space, equipment, facilities, locations, animation services, special effects services and laboratory contracts;

(g) All insurance and insurance policies heretofore or hereafter placed upon the Picture or the insurable properties thereof and/or any Person or Persons engaged in the development, production, completion, delivery or exploitation of the Picture and the proceeds thereof;

(h) All copyrights, rights in copyrights, interests in copyrights and renewals and extensions of copyrights, domestic and foreign, heretofore or hereafter obtained upon the Picture or the Literary Property, or any part thereof, and the right (but not the obligation) to make publication thereof for copyright purposes, to register a claim under copyright, and the right (but not the obligation) to renew and extend such copyrights, and the right (but not the obligation) to sue in the name of the Borrower or in the name of the Lender for past, present and future infringements of copyright;

(i) All rights to produce, acquire, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize or otherwise exploit the Picture, the Literary Property and any and all rights therein (including, without limitation, the rights referred to in Subsection 7.1(d) above) in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe, including, without limitation, by projection, radio, all forms of television (including, without limitation, free, pay, toll, cable, sustaining subscription, sponsored and direct satellite broadcast), in theaters, non-theatrically, on cassettes, cartridges and discs and by any and all other scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;

(j) All rights of the Borrower of any kind or nature, direct or indirect, to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease,

sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Picture, or any rights in the Picture, including, without limitation, pursuant to agreements between the Borrower and any Affiliate of the Borrower which relate to the ownership, production or financing of the Picture;

(k) All contract rights and general intangibles which may arise in connection with the creation, production, completion, delivery, financing, ownership, possession or exploitation of the Picture or which grant to any Person any right to acquire, produce, develop, reacquire, finance, release, sell, distribute, subdistribute, lease, sublease, market, license, sublicense, exhibit, broadcast, transmit, reproduce, publicize, or otherwise exploit the Picture or any rights in the Picture and all collateral, allied, ancillary, subsidiary and merchandising rights therein, and all properties and things of value pertaining thereto and all products and proceeds thereof whether now in existence or hereafter made, acquired or produced and the rights and property set forth in Subsections 7.1(a) through (s) herein, including, without limitation all such rights pursuant to the Production Services Agreement and all other agreements between the Borrower and any Affiliate of the Borrower which relate to the ownership, production or financing of the Picture;

(l) All rent, revenues, income, compensation, products, increases, proceeds (including the proceeds of letters of credit) and profits or other property obtained or to be obtained from the production, release, sale, distribution, subdistribution, lease, sublease, marketing, licensing, sublicensing, exhibition, broadcast, transmission, reproduction, publication, ownership, exploitation or other uses or disposition of the Picture and the Literary Property (or any rights therein or part thereof), in any and all media, including, without limitation, the properties thereof and of any collateral, allied, ancillary, merchandising and subsidiary rights therein and thereto, and amounts recovered as damages by reason of unfair competition, the infringement of copyright, breach of any contract or infringement of any rights, or derived therefrom in any manner whatsoever;

(m) Any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to the Picture and any element thereof;

(n) All accounts, contract rights and general intangibles (as such terms are defined in the UCC) in connection with or relating to the Picture and to the Physical Properties, including all rights to receive the payment of money under present or future contracts or agreements (whether or not earned by performance) from the sale, distribution, exhibition, disposition, leasing, subleasing, licensing, sublicensing and other exploitation of the Picture or the Literary Property or any part thereof or any rights therein in any medium, whether now known or hereafter developed, by any means, method, process or device in any market;

(o) All of the Borrower's right, title and interest in, to and under the Fundamental Agreements and the other Loan Documents to which it is a party, including the Borrower's rights to receive payments thereunder, and all other rights to receive film rentals, license fees, distribution fees, producer's shares, royalties and other amounts of every description including, without limitation, from: (i) theatrical exhibitors, non-theatrical exhibitors, television networks and stations and airlines, cable television systems, pay television operators, whether on

a subscription, per program charge basis or otherwise, and other exhibitors; (ii) distributors, subdistributors, lessees, sublessees, licensees and sublicensees (including any subsidiary of the Borrower); and (iii) any other Person that distributes, exhibits or exploits the Picture or the Literary Property or elements or components of the Picture or the Literary Property or rights relating thereto;

(p) All of the Borrower's right, title and interest in and to any and all sums paid or payable to the Borrower now due or which hereinafter may become due to the Borrower by any state, federal, provincial, or other governmental body or authority directly or indirectly as a tax credit, tax refund, tax subsidy, production credit or similar government benefit, or by any tax shelter, or pursuant to any sale and leaseback transaction, any co-production structure, or any similar transaction, and any and all allied, ancillary and subsidiary rights therein;

(q) All title or titles of the Picture and all of the Borrower's rights to the exclusive use thereof including rights protected pursuant to trademark, service mark, unfair competition and/or other laws, rules or principles of law or equity;

(r) All inventions, processes, formulae, licenses, patents, patent rights, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights, logos, indicia, corporate and the Borrower names, business source or business identifiers and renewals and extensions thereof, domestic and foreign, whether now owned or hereafter acquired, and the accompanying good will and other like business property rights relating to the Picture, and the right (but not the obligation) to register claims under trademark or patent and to renew and extend such trademarks or patents and the right (but not the obligation) to sue in the name of Borrower or in the name of the Lender for past, present or future infringement of trademark or patent; and

(s) All accessions to, substitution for, and replacements, proceeds, and proceeds of proceeds of any of the foregoing, including, without limitation, proceeds of any insurance policies, claims against third Persons, with respect to the foregoing.

7.2 Perfection and Protection of Lender's Lien.

(a) The Borrower shall at its expense, perform all steps requested by the Lender at any time to perfect, maintain, protect and enforce the Lender's Lien in the Collateral, including, without limitation: (a) executing, filing, recording, and refiling such financing statements, continuation statements, copyright mortgages, form CO's, and copyright assignments; and (b) taking such other steps as the Lender may deem necessary or appropriate and wherever required or permitted by law in order to perfect or preserve the Lender's first priority Lien in the Collateral. The Borrower shall do such further acts and things and execute and deliver to the Lender such additional conveyances, assignments, agreements, and instruments as the Lender may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm to the Lender's rights, powers, and remedies hereunder.

(b) The Borrower appoints the Lender, with such appointment being coupled with an interest, as the Borrower's attorney-in-fact to (x) file or record financing statements and amendments thereto (including filing such statements and amendments by electronic means with

or without a signature as authorized or required by Applicable Law or filing procedures), form CO's, copyright mortgages, copyright assignments, and any other documents in all appropriate governmental offices, including the United States Copyright Office, accompanied by the required filing fees, relative to all or any part of the Collateral; (y) take all other steps necessary or desirable in the Lender's judgment to perfect, protect, enforce, preserve, or continue the first priority Lien granted herein without the signature of the Borrower where permitted by law; and (z) do such further acts and things and execute such additional conveyances, assignments, agreements, and instruments as the Lender may require or deem advisable to carry into effect the purposes of this Agreement or to better assure and confirm to the Lender its rights, powers, and remedies hereunder. The Lender shall provide copies to the Borrower of any documents executed by the Lender on behalf of the Borrower pursuant to the terms contained herein, but the inadvertent failure to do so shall not be considered a breach hereunder.

7.3 Assignment of Rights Only. The Lender shall have under this Agreement and the other Loan Documents an assignment of and Lien on only the benefits of and rights under the Fundamental Agreements and the other Collateral, and shall not assume the obligations and duties thereunder. All such obligations and duties of the Borrower under the Fundamental Agreements and the other Collateral shall be and remain enforceable only against the Borrower and shall not be enforceable against the Lender. Notwithstanding any provision hereof to the contrary, the Borrower shall at all times remain liable to observe and perform all of its duties and obligations under the Fundamental Agreements and the other Collateral, and the Lender's exercise of any of its rights with respect to the Collateral shall not release the Borrower from any of such duties and obligations. The Lender is not obligated to perform or fulfill any of the Borrower's duties or obligations under the Fundamental Agreements or to make any payment thereunder, or to make any inquiry as to the nature or sufficiency of any payment or property received by it thereunder or the sufficiency of performance by any party thereunder, or to present or file any claim, or to take any action to collect or enforce any performance, any payment of any amounts, or any delivery of any property.

7.4 Organization; Production Activities; and Physical Properties.

(a) The Borrower represents and warrants to the Lender that the Borrower's books and records and the Physical Properties are located at the address specified in Section 13.9 hereof and at shooting locations of the Picture and at Laboratories in accordance with Section 7.11 hereof, and its jurisdiction of organization is as stated on page one of this Agreement.

(b) If (i) the jurisdiction of the Borrower's organization, or the title or titles of the Picture or the name is to be changed or modified in any manner or (ii) there is proposed to be a change in location or name of any Laboratory, special effects studio, sound studio, other processing or storage entity or any sound studio, other processing or storage entity or any bailee which holds, or which is expected to process, any Preprint Materials, then the Borrower shall so notify the Lender and, before making any such change or modification, shall execute and deliver to the Lender such further documents related thereto and do such other acts and things as the Lender may request in order to carry out the purposes of this Agreement including, without limitation, the execution and delivery of financing statements, amendments, copyright assignments and mortgages, and Laboratory Agreement(s) necessary or desirable to continue and/or perfect the Lender's Lien in the Collateral.

7.5 Title to and Liens on Collateral.

(a) The Borrower represents and warrants to the Lender that the Borrower shall perform all acts required of the Borrower so that (i) all of the Borrower's rights or interests in the Borrower Collateral are and will continue to be owned by the Borrower free and clear of all Liens, except for Permitted Liens, (ii) the Lender's Lien in the Borrower Collateral will not be subject to any prior Lien, except for Permitted Liens, and (iii) the Borrower will not sell, offer to sell, hypothecate or otherwise dispose of any Borrower Collateral, or any part thereof or interest therein, at any time, except for Permitted Liens, or with the prior written consent of the Lender.

(b) The Borrower will appear in, contest and defend against any action or proceeding purporting to affect the Borrower's title to or any other interest in any portion of the Borrower Collateral, or the rights or powers of the Lender, its successors or assigns, or the right or interest of the Lender, legal or beneficial, in any portion of the Borrower Collateral, and will pay all reasonable costs and expenses, including costs of evidence of title and reasonable outside attorneys' fees, in any such action or proceeding in which the Lender may appear.

7.6 Access and Examination. Until the Lender Repayment Date, the Lender shall have the right at all reasonable times and upon two (2) Business Days prior notice to the Borrower (and at any time when a Default or Event of Default exists), to examine, audit, make extracts from or copies of and inspect any and all of the Borrower's books, records, files and the Borrower Collateral and discuss the Borrower's affairs with the Borrower's managers. Until the Lender Repayment Date, the Borrower shall permit the Lender to have access, upon four (4) Business Days advance notice to the Borrower during the Borrower's regular business hours, to any and all of the Borrower's computer hardware or software, whether maintained by the Borrower, or third Persons on the Borrower's behalf, which pertain to or reflect, such records. Until the Lender Repayment Date, at such time or times as the Lender may request, the Borrower will, at its cost and expense, prepare a list or lists in such form as shall be satisfactory to the Lender, certified by a duly authorized manager of the Borrower, describing the Borrower Collateral in such detail as the Lender shall require and specifying the location of such Borrower Collateral and the Borrower's records pertaining thereto and permit the Lender to inspect such Borrower Collateral or any part thereof at such place as the Borrower Collateral may be held or located or at such other reasonable place.

7.7 Attorney-in-Fact.

(a) The Borrower hereby constitutes and appoints the Lender as its true and lawful attorney-in-fact, in its place and stead and with full power of substitution, either in the Lender's own name or in the name of the Borrower to do the following solely after an Event of Default has occurred and is continuing:

(i) Endorse any notes, checks, drafts, money orders, or other evidences of payment payable to the Borrower relating to the Collateral and to the Collateral Proceeds that may come into the possession of the Lender and obtain, take possession of, substitute the Lender or any designee of the Lender for the Borrower as the owner of, or signatory on, and otherwise apply in any manner, all deposit accounts, cash or cash equivalents, instruments and general intangibles of, relating to or derived from the Picture or any other Collateral, and all proceeds

thereof including, but not limited to, interest, chattel paper, notes, certificates, writings, distributions, dividends, profits, rights, benefits, premiums and other payments and rights to payment, held by any Person for or in the name of the Borrower;

(ii) Enforce all of the Borrower's rights under and pursuant to all agreements with respect to the Collateral, all for the sole benefit of the Lender, and to enter into such other agreements as may be necessary to complete the production, distribution, and exploitation of the Picture;

(iii) Enter into and perform such agreements as may be necessary in order to carry out the terms, covenants, and conditions of this Agreement and the other Loan Documents, which are required to be observed or performed by the Borrower;

(iv) Execute such other and further mortgages, pledges, and assignments of the Collateral as the Lender may reasonably require solely for the purpose of protecting, maintaining, or enforcing the Lien granted to the Lender by this Agreement and the other Loan Documents;

(v) Take over and complete production of the Picture (including, but not limited to completing post-production and editing and locking the Picture);

(vi) Lease, license, sell or otherwise dispose of the Picture and/or such distribution rights in and to the Picture and such rights therein as have not been disposed of by the Borrower;

(vii) Renegotiate the Fundamental Agreements, or such other agreements as the Lender has a Lien in pursuant to the terms hereof as the Lender in its sole and exclusive discretion deems proper;

(viii) Require, demand, collect, receive, settle, adjust, compromise and give acquittances and receipts for the payment of any of the Lender Contingent Interest and all other money payable pursuant to the Fundamental Agreements and such other agreements included in the Collateral and such licenses and agreements as the Lender may enter into as aforesaid;

(ix) File any claims and/or proofs of claim, documents required to qualify the Collateral Proceeds for withholding tax exemption, and commence, maintain or discontinue any actions, suits or other proceedings to the extent that the Borrower has the right to do the same, all as deemed by the Lender advisable for the purpose of collecting or enforcing payment of any such money owing under the terms of the Collateral;

(x) Take all the actions the Borrower covenanted to take in Article 6;

(xi) Execute any and all such instruments, agreements or documents, and do all things as may be necessary or desirable to carry out the purposes of this Agreement;

(xii) Apply any receipts so derived from the Lender's exercise of this power-of-attorney to the Obligations as herein provided;

(xiii) Settle, compromise, prosecute or defend any action, claim or proceeding with respect to the Collateral and to sell, assign, pledge, transfer and make any agreement respecting, or otherwise deal with, the same;

(xiv) Effect Delivery to the Lender, any Distributor and any other Person;

(xv) enter into and perform such agreements as may be necessary in order to carry out the terms, covenants and conditions of this Agreement which are required to be observed or performed by the Borrower;

(xvi) execute (or cause to be executed) such other and further mortgages, pledges, and assignments of any Collateral as the Lender may reasonably require solely for the purpose of protecting, maintaining, and enforcing the security interest granted to the Lender by the Loan Documents;

(xvii) do all other things necessary or proper to carry out the intention of the Loan Documents;

(xviii) Appoint a firm of chartered accountants, at the expense of the Borrower, to audit expenses incurred by the Borrower and the PSC with respect to the production costs of the Picture and to do all things necessary in connection therewith, including, without limitation, reviewing the Borrower's and/or the PSC's books and records, bank records and all other documents relating to the Picture; and

(xix) Do any and all other acts necessary and proper to carry out the intent of this Agreement.

(b) Nothing herein contained shall be construed as requiring or obligating the Lender to make any demand, or to make any inquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any action with respect to any of the Collateral or the money due or to become due thereunder or the property covered thereby, and no action taken or omitted to be taken by the Lender with respect to any of the Collateral shall give rise to any defense, counterclaim or setoff in favor of the Borrower or to any claim or action against the Lender. Neither the Lender nor its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law unless arising out of the Lender's or its attorneys' gross negligence or intentional misconduct. The Borrower ratifies and confirms all acts taken by the Lender as such attorney-in-fact or its substitutes consistent with the terms of this power of attorney. This power, being coupled with an interest, is irrevocable until this Agreement has been terminated and the Obligations have been fully satisfied. The Lender shall provide the Borrower with copies of all documents executed by it pursuant to this power of attorney within five (5) Business Days following such execution; provided that any inadvertent failure to do so shall not constitute a breach hereunder.

7.8 <u>Lender's Rights, Duties and Liabilities</u>. Except for consequences arising out of the willful misconduct, intentional acts or gross negligence by the Lender and/or its attorneys:

(a) The Borrower assumes all responsibility and liability arising from or relating to the use, sale or other disposition of the Borrower Collateral. Neither the Lender nor

any of its officers, directors, employees or agents shall be liable or responsible in any way for the safekeeping of any of the Collateral, or for any loss or damage thereto, or for any diminution in the value thereof, or for any act of default of any carrier, forwarding agency or other Person whomsoever, all of which shall be at the Borrower's sole risk. The Obligations shall not be affected by any failure of the Lender to take any steps to perfect the Lender's Liens or to collect or realize upon the Collateral, nor shall loss of or damage to the Collateral, except as a consequence of the willful misconduct, intentional acts or gross negligence by the Lender and/or its attorneys, release the Borrower from any of the Obligations.

(b) The Lender may (but shall not be required to), without notice to or consent from the Borrower, sue upon or otherwise collect, extend the time for payment of, modify or amend the terms of, compromise or settle for cash, credit, or otherwise upon any terms, grant other indulgences, extensions, renewals, compositions, or releases, and take or omit to take any other action with respect to the Collateral, any security therefor, any agreement relating thereto, any insurance applicable thereto, or any Person liable directly or indirectly in connection with any of the foregoing, without discharging or otherwise affecting the liability of the Borrower for the Obligations or under this Agreement or any other agreement now or hereafter existing between the Lender and the Borrower.

7.9 Authority to Collect.

(a) The Borrower shall enter into a distribution agreement for the United States, or otherwise monetize any of the Borrower Collateral, in a manner that contractually requires all Collateral Proceeds payable under the United States distribution agreement, to be paid directly by the obligor thereof to the Collection Account or to the Lender for deposit into the Collection Account, for the benefit of the Lender, to be applied by the Lender to the repayment of the Obligations as provided herein. So long as any Obligations remain outstanding, all collections received in the Collection Account or directly by the Borrower or the Lender, and all funds in any other account to which such collections are deposited, shall be the sole property of the Lender and subject to the Lender's sole control.

(b) If, notwithstanding the Borrower's direction to pay all Collateral Proceeds directly to the Lender for deposit into the Collection Account, any Collateral Proceeds are paid to the Borrower or its Affiliates or any other Person, then the Borrower shall and shall direct its Affiliates or such other Person to: (i) segregate and hold in trust all of such receipts that it receives; and (ii) remit such receipts in the form received (properly endorsed to the order of the Lender or for collection in accordance with the Lender's instructions) directly to the Lender for deposit to the Collection Account not later than two (2) Business Days following the day of its receipt thereof. The Borrower shall not commingle any of the Collateral Proceeds with its funds or the funds of any other Person.

7.10 Copyrights. As soon as the Picture may be copyrighted (and not later than delivery of the Picture to a distributor), the Borrower shall take any and all actions necessary to register the copyright of the Picture in the Borrower's name with the United States Copyright Office in conformity with the laws of the United States, and, if prior to the Lender Repayment Date, contemporaneously therewith shall execute and record a copyright mortgage and assignment and power of attorney in favor of the Lender, granting to the Lender a Lien thereon for the purpose

of securing the Obligations, and immediately deliver to the Lender written evidence of any and all such copyright registrations and mortgages.

7.11 Control of Preprint Materials. The Borrower shall only deliver or cause to be delivered to the Laboratory all of the original Preprint Materials and shall deliver to the Lender a fully executed Laboratory Agreement for such Laboratory before any such delivery. The Borrower shall not deliver or deposit any of the Preprint Materials in any film or sound laboratory without first obtaining and delivering to the Lender a fully executed Laboratory Agreement. No print, preprint, sound or other Preprint Materials shall be deposited at any Laboratory or maintained at any place without the prior consent of the Lender and compliance with the requirements of this Section 7.11.

ARTICLE 8 - BOOKS, RECORDS; FINANCIAL REPORTING; AND NOTICES

8.1 Books and Records.

(a) The Borrower shall maintain (and shall cause the PSC to maintain) a system of accounting established and administered in accordance with appropriate accounting principles as applied in the motion picture industry in Los Angeles, California to the production of first-class theatrical motion pictures and keep adequate records and books of account in which complete entries in accordance with such accounting principles will be made.

(b) The Borrower shall at all times maintain (and shall cause the PSC at all times to maintain) correct and complete books and records with respect to the Borrower Collateral and the PSC Collateral which are as complete and comprehensive as those customarily maintained by others engaged in the production of first class theatrical motion pictures, including all books, records, contracts, production notes and all other information and data of every kind relating to the Picture, the Borrower Collateral, the PSC Collateral and the production, distribution, or exploitation thereof.

8.2 Financial Information. The Borrower shall promptly furnish (and shall cause the PSC to promptly furnish) to the Lender all financial and other information relating to the production of the Picture, Participations, Contingent Interest, business, properties, condition, operations and affairs of the Borrower and/or the PSC, financial or otherwise, as the Lender shall reasonably request. Without limiting the generality of the foregoing, the Borrower shall (and shall cause the PSC to), at any time when any Obligations remain unpaid or not performed hereunder, furnish to the Lender, in such detail as the Lender shall request, the following:

(a) As soon as available, but in any event not later than the last Business Day of each month, a copy of the Budget showing the then cost to complete each line item;

(b) A weekly production report for the Picture;

(c) Promptly after receipt thereof, copies of all periodic statements of the costs of production of the Picture;

(d) As soon as available, but in any event within sixty (60) days after the Picture has been completed, a copy of a statement of the final cost of production of the Picture (detailed in accordance with the categories in the Budget);

(e) As soon as available, copies of all invoices (if any) for payments due under any agreement from any other obligor, since the date such invoices were last delivered to the Lender;

(f) Upon the Lender's request, a cost report for the Picture, reflecting on a Budget line item-by-line item basis, the Budget cost amount, the amount of costs and expenses incurred to date for that item and the variance to the Budget;

(g) As soon as available, but in any event within five (5) Business Days after being sent to or received from any obligor by the Borrower, copies of all invoices and other correspondence between the Borrower and any obligor) in connection with the Collateral;

(h) collection reports, reflecting the amount of the license fees and unpaid balance of any minimum guarantees owed by each Distributor of the Picture, invoicing information and the number of days such payments are overdue; and

(i) reports reflecting the amount of Contingent Interest payable to the Lender.

8.3 Notice of Material Events.

(a) The Borrower shall promptly notify the Lender of the following matters after becoming aware thereof:

(i) the occurrence of any Event of Default or Default;

(ii) any breach or default under the Fundamental Agreements and any other agreement material to the business, financial condition or results of operations of the Borrower to which the Borrower is a party or by which the Borrower or any of its respective properties may be bound;

(iii) any pending or threatened action, suit, proceeding, or counterclaim by any Person, or any pending or threatened investigation by a Governmental Authority, which action, suit, proceeding, counterclaim or investigation seeks damages in excess of $25,000 (which amount shall not be fully covered by insurance), or which may otherwise materially and adversely affect the Collateral, the repayment of the Obligations, the Lender's rights under the Loan Documents, or the Borrower's and/or any other Loan Party's property, business, operations, or condition (financial or otherwise);

(iv) any strike, work stoppage, unfair labor practice claim, or other labor dispute affecting the Borrower, the other Loan Parties or the production of the Picture in a manner which could reasonably be expected to have a Material Adverse Effect; and

(v) a breach by the Borrower of its duty to remit any Contingent Interest to the Collection Account or the breach by any other Person of any of the Fundamental Agreements

(vi) the occurrence of any event, condition, circumstance or occasion the may reasonably be expected to have a Material Adverse Effect.

(b) The Borrower shall specify, in the Borrower's notice given pursuant to Subsection 8.3(a), if applicable or appropriate, the nature and period of existence of any such claimed default, condition or event, or specifying the notice given or action taken and the nature of such claimed default, condition or event and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(c) Promptly upon any Loan Party obtaining knowledge of (i) the institution of, or threat of, any action, suit, proceeding, investigation or arbitration by any Governmental Authority or other Person against or affecting any Loan Party or any assets of a Loan Party which, if adversely determined could reasonably be expected to result in a Material Adverse Effect, or (ii) any material development in any such action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lender), the Borrower shall (x) promptly give notice thereof to the Lender and provide such other information as may be available to it to enable the Lender to evaluate such matters and (y) upon request promptly give notice of the status of any action, suit, proceeding, investigation or arbitration covered by a notice delivered to the Lender pursuant to clause "(x)" above and provide such other information as may be reasonably requested and available to it to enable the Lender to evaluate such matters.

ARTICLE 9 - GENERAL REPRESENTATIONS AND WARRANTIES

The Borrower warrants and represents to the Lender and (except with respect to any representation or warranty which is stated to be made as of a specific date which shall be deemed repeated as of such date), the Borrower shall be deemed to have repeated each such representation and warranty on each date that any Obligation remains outstanding, as follows.

9.1 Authorization, Validity, and Enforceability.

(a) The Borrower has the organizational power and authority to execute, deliver and perform this Agreement and the other Loan Documents, and to incur the Obligations, and to grant to the Lender Liens upon and in the Borrower Collateral. The Borrower has taken all necessary action (including without limitation, obtaining approval of its members if necessary) to authorize its execution, delivery, and performance of this Agreement and the other Loan Documents. No consent, approval, or authorization of, or declaration or filing with, any Governmental Authority, and no consent of any other Person, is required in connection with the Borrower's execution, delivery and performance of this Agreement and the other Loan Documents except for those already duly obtained.

(b) This Agreement and the other Loan Documents have been duly executed and delivered by the Borrower and the other parties thereto, and constitute the legal, valid and binding obligation of the Borrower and the other parties thereto, as applicable, enforceable against them in accordance with their terms without defense, set-off or counterclaim, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general principles of equity.

(c) The Borrower's execution, delivery, and performance of, as applicable, this Agreement, the other Loan Documents and the Fundamental Agreements, as applicable, do not and will not conflict with, or constitute a violation or breach of, or constitute a Default under, or result in the creation or imposition of any Lien (other than Permitted Liens) upon the property of the Borrower by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which the Borrower is a party or which is binding upon it, (ii) any judgment, law, statute, rule or governmental regulation applicable to the Borrower, or (iii) the organizational documents of the Borrower.

9.2 Validity and Priority of Liens. The provisions of this Agreement and the other Loan Documents create legal and valid Liens on all the Collateral in favor of the Lender and such Liens (once filed and upon the payment of all fees required in connection therewith and to the extent the same may be perfected by filing) constitute perfected and continuing Liens on all the Collateral, having priority over all other Liens on the Collateral except those Permitted Liens, which by the express terms hereof, are permitted to have priority over the Lender's Lien, securing all the Obligations, and enforceable against the Borrower and all third Persons.

9.3 Organization and Qualification. The Borrower (a) is duly formed and organized and validly existing in good standing under the laws of the jurisdiction of its organization stated on page one of this Agreement, (b) is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify or be in good standing could reasonably be expected to have a Material Adverse Effect on the Borrower's property, business, operations, prospects or condition (financial or otherwise), and (c) has all requisite power and authority to conduct its business and to own its property.

9.4 Accurate Statements. All financial statements, projections, estimates, information and other data furnished by the Borrower or its Affiliates to the Lender in connection with the Borrower's application for credit hereunder, if any, are, in all material respects, accurate and correct, and accurately represent, in all material respects, the financial condition of the Person to whom such statements relate as of the date thereof.

9.5 Solvency. The Borrower is solvent before and after giving effect to the Loans on the Closing Date and shall remain solvent during the term hereof.

9.6 Rights in the Picture and Collateral.

(a) The Borrower owns, or solely with respect to music rights in connection with the Picture, will own, all rights in the Picture and in the other Borrower Collateral necessary to enable the Borrower to fully perform all of its obligations, representations, warranties and agreements under this Agreement, the Loan Documents, and the Fundamental Agreements.

(b) The Borrower has acquired, now owns and will own during production of the Picture and continuing through satisfaction of all Obligations, subject only to Permitted Liens and those rights granted pursuant to the Fundamental Agreements, (i) all right, title and interest, including copyrights, in and to the Literary Property, including the Screenplay, and the Picture; (ii) all right, title and interest necessary to make, distribute, exhibit and otherwise exploit the Picture worldwide, including, without limitation, all rights in the literary, musical or other property

or ideas used therein, (iii) the right to exhibit the Picture in theaters, on television, by means of video cassettes and videodisks or in any other media or manner, by any means now known or unknown, and (iv) the sole right to exploit all ancillary rights in and to the Picture including, without limitation, all rights granted pursuant to the Distribution Agreements, subject to the Fundamental Agreements and payment of necessary performing rights fees in respect of the music in the Picture.

(c) All material or matter used in or in connection with the Picture, including dialogue, characters, titles, episodes and events, shall be original and owned by or licensed to the Borrower, or in the public domain, and will not infringe any copyrights, statutory or common law, or constitute a libel, slander or invasion of privacy of any Person, or otherwise infringe on or violate the rights or any other Person whomsoever, in any fashion whatsoever.

(d) Neither the Borrower nor any Person acting on the Borrower's behalf shall enter into an agreement relating to music rights in connection with the Picture unless such agreement grants all rights with respect thereto for such media and/or duration as such rights are required under the Fundamental Agreements. The Borrower shall deliver all such agreements to the Lender for its review (but not approval) upon the Lender's request.

9.7 Required Payments. If applicable, all Residuals, rents, royalties and other amounts due and payable by the Borrower under contracts, leases, license agreements and other instruments relating to the Collateral, including without limitation contracts, leases, agreements with the DGA, SAG and the WGA, or agreements relating to the Literary Property, the services of all Persons or entities rendering services in connection with the Picture, and the furnishing of goods, processing, equipment and materials used in connection with the Picture have been paid if due, or will be paid when due, if by reason of nonpayment thereof the value of any part of the Collateral or the Lien of the Lender therein may be impaired, and the Borrower is not in default under any such contract, lease, license agreement or other instrument so that such impairment has now occurred.

9.8 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any other Loan Party or before any court or governmental agency, arbitrator or instrumentality, domestic or foreign, relating to the Literary Property, the Screenplay, the Picture, any of the Fundamental Agreements or any of the other Loan Documents or rights therein or thereto or otherwise, which if determined adversely to the Borrower or any other Loan Party would have a Material Adverse Effect on the Collateral or the financial condition, other properties or operations of the Borrower and/or any other Loan Party, or which would materially adversely affect the rights and Lien of the Lender granted to the Lender hereunder or under any of the other Loan Documents.

9.9 No Defaults. The Borrower and the PSC are not in default under the any of the Fundamental Agreements to which it is party.

9.10 Taxes. The Borrower has filed if due, or will file when due all tax returns and other reports which it was required by law to file on or before the date hereof and has paid if due or will pay when due all taxes, assessments, fees, and other governmental charges, and penalties and interest, if any, against it or its property, income, or franchise, that are due and payable (except to

the extent that (a) any such taxes, assessments, fees, and other governmental charges, and penalties and interest are diligently contested in good faith by appropriate proceedings, and (b) a stay of enforcement of any Liens arising from the nonpayment thereof when due is in effect).

9.11 No Material Adverse Effect. No Material Adverse Effect has occurred in the property, business operations, or conditions of the Borrower or any other Loan Party since the Closing Date.

9.12 Disclosure. Neither this Agreement nor any document or statement furnished to the Lender by or on behalf of the Borrower contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements contained herein or therein not misleading.

9.13 Material Agreements. The Borrower has furnished to the Lender (and has caused the PSC to furnish to the Lender) copies of all material agreements, indentures, and other instruments relating to the Picture, or pursuant to which it has incurred obligations or may be obligated, whether directly or indirectly, for borrowed money.

9.14 Survival of Warranties. All covenants, agreements, representations and warranties made under this Agreement or in any of the other Loan Documents shall survive the execution and delivery of this Agreement, the making of the Loans hereunder, and the execution and delivery of the Note and shall continue in full force and effect until the full and final payment and performance of all the Obligations.

ARTICLE 10 - AFFIRMATIVE AND NEGATIVE COVENANTS

Until the Lender Repayment Date, the Borrower shall perform the actions or refrain from the actions specified in this Article 10.

10.1 Taxes and Other Liabilities. The Borrower shall pay and discharge, before the same become delinquent and before penalties accrue thereon, all taxes, assessments and governmental charges upon or against it or upon its income or profits or upon any of its properties, and all its other liabilities at any time existing, except to the extent and so long as: (a) the same are being contested in good faith and by appropriate proceedings in such manner as not to cause any materially adverse effect upon its financial condition, and (b) it shall have set aside on its books reserves (segregated to the extent required by generally accepted accounting principles) adequate with respect thereto; and further to pay all Other Taxes (except income, franchise or other similar taxes on the Lender) at any time payable or ruled to be payable in respect of the existence, execution or delivery of this Agreement and the other Loan Documents, by reason of any existing or hereafter enacted federal or state statute.

10.2 Legal Rights and Facilities. The Borrower shall maintain and preserve its legal existence and all rights, privileges, franchises and other authority necessary for the conduct of its business.

10.3 Compliance. The Borrower shall comply with all laws, rules and regulations relating to, and shall pay or cause to be paid before delinquency all license fees, registration fees,

taxes, guild or union pension, health and welfare payments, supplemental market, reuse and other required payments and assessments, and all other charges, including without limitation non-governmental levies or assessments, which may be levied upon or assessed against, or which may become a Lien on, the ownership, operation, possession, maintenance, exploitation, exhibition or use of, the Collateral, or which create or may create a Lien upon the Collateral, or any part thereof. The Borrower shall pay or cause to be paid before delinquency all required guild or union residual payments.

10.4 Insurance.

(a) At all times, at its sole cost and expense, the Borrower shall maintain (and shall ensure that the other applicable Loan Parties maintain) insurance against loss or damage to the Collateral with responsible and reputable insurance companies or associations approved by the Lender in such amounts and covering such risks as are usually carried by companies engaged in similar businesses and owning similar property in the same general area as the area in which such property is located including, without limitation, fire, public liability, property damage, miscellaneous equipment, prop and special equipment, sets and wardrobe all risk floaters, pre-production, production, extra expense, domestic comprehensive general and automobile liability, foreign comprehensive general liability, domestic workers' compensation and employer's liability, foreign workers' compensation, guild accident insurance, errors and omissions, cast insurance in an amount which is not less than the amount of the Budget, negative insurance in an amount which is not less than the amount of the Budget and projected interest, props, wardrobe, director, soundtrack and faulty stock, camera and processing, and interruption of business and political risk insurance.

(b) Without limiting the generality of the foregoing, the Borrower shall (and shall ensure that the other Loan Parties shall) (i) maintain errors and omissions insurance, covering, among other things, the legal liability and defense of the Borrower against lawsuits alleging the unauthorized use of title, format, ideas, characters, plots, plagiarism, copyright infringement and unfair competition, and (ii) protect against alleged libel, slander, defamation of character and invasion of privacy. The errors and omissions policy shall be in a minimum amount of $3,000,000 per occurrence and $5,000,000 in the aggregate, with a deductible of not more than $10,000, and a period of coverage of not less than three (3) years from the date of the first Advance (plus such longer periods as such coverage is required to be in effect pursuant to any Distribution Agreement); and (iii) comprehensive general liability insurance covering the Borrower against, among other things, all claims for bodily injury, personal injury or property damage which may arise in connection with the Picture, including, without limitation, coverage for all owned, non-owned and hired vehicles (both on and off camera) with a minimum liability limits of $1,000,000.

(c) All such insurance policies covering the Collateral shall, as appropriate, name the Borrower as named insured and the Lender as an additional insured or loss payee, as applicable, without the Lender being liable for premiums or other costs or expenses. Each such policy shall bear a standard first mortgagee endorsement in favor of the Lender and shall provide for all losses to be paid to the Borrower, and for losses to be adjusted with the insurer by the Borrower, provided, that, if the insurer shall have received notice from the Lender that an Event of Default has occurred and is continuing, any such payment for loss or destruction of or damage to the Collateral shall be paid directly to the Lender and any such adjustments shall be made solely

by the Lender. Such insurance policies shall provide that (i) the term "net insurable amount" or "net insurable cost" shall be deemed to include all of the Lender's interest and fees hereunder, and (ii) the "extra expense" policy covers any additional interest cost which is incurred as a result of delays in the production of the Picture which are the result of losses covered by the extra expense policy. All such insurance payments received by the Lender, while an Event of Default shall have occurred and is continuing, shall be held or applied by the Lender as provided in Subsection 10.4(h).

(d) At least thirty (30) days before the expiration of each such policy, the Borrower shall furnish the Lender with evidence satisfactory to the Lender of the payment of the premium and the reissuance of a policy continuing insurance in force as required by this Agreement. All such policies or certificates shall contain a provision that such policies will not be canceled or materially amended, which term shall include any reduction in the scope or limits of coverage, without at least thirty (30) days' prior written notice by such insurer to the Lender. If the Borrower fails to provide, maintain, keep in force or deliver and furnish to the Lender the policies of insurance required by this Section 10.4, then the Lender may, but shall not be obligated to, procure such insurance or single interest insurance for such risks covering the Lender's interest, and the Borrower will pay all premiums thereon promptly upon demand by the Lender, together with interest thereon at the rate then applicable to the Loans made to the Borrower hereunder from the date of expenditure by the Lender until reimbursement by the Borrower.

(e) All policies of insurance required to be furnished by the Borrower pursuant to this Section 10.4 shall have attached thereto a lender's loss payable endorsement or its equivalent, or a loss payable clause acceptable to the Lender, for the benefit of the Lender.

(f) The Borrower shall observe and comply with the requirements of all policies of insurance required to be maintained hereunder and shall so perform and satisfy the requirements thereof so that the insurance policies are at all times in full force and effect.

(g) Upon request by the Lender, the Borrower shall furnish the Lender with a certificate of a manager of the Borrower containing a detailed list of the insurance policies of the Borrower required by or referred to in this Section 10.4 then outstanding and in force.

(h) All insurance money received by the Lender shall be held by the Lender to secure the performance by the Borrower of the Obligations under this Agreement and the other Loan Documents and shall be applied against and reduce such Obligations.

(i) Notwithstanding any provisions of this Agreement, the other Loan Documents or the Fundamental Agreements to the contrary, if any claim should arise under any of the policies of insurance to be provided under said agreements, with respect to which the insurer is to make a payment to the Borrower (as distinguished from a payment to a third Person) such payment shall be made to the Production Bank Account and shall be disbursed as follows:

(i) First, in case the Picture has been completed or the production thereof abandoned (for example, for the purposes of this paragraph only, the Picture shall be deemed abandoned if a cast insurance claim is made and thereafter the role with respect to which cast insurance reimbursement is sought is not subsequently photographed, or if a negative

insurance claim is made and thereafter no photography takes place to replace the lost negative) such proceeds shall be paid to the Lender, thereby reducing the Obligations and any balance shall be paid to the Borrower; and

(ii) Second, in all other cases such proceeds shall, to the extent necessary, be used to pay production costs of the Picture. Any balance remaining after the Picture has been completed shall be paid to the Lender, thereby reducing the Obligations, and the excess, if any, shall be paid to the Borrower.

10.5 Related Agreements. The Borrower shall perform and observe (and shall cause the PSC to perform and observe) all material agreements, covenants, representations and warranties of the Borrower and the PSC under its respective agreements with the DGA, SAG and the WGA concerning the Picture, the Completion Agreement, and any other document or agreement entered into in connection with or related to the production, completion, delivery, or exploitation of the Picture (including, without limitation, any document or agreement entered into in connection with or related to the Literary Property).

10.6 Approvals. The Borrower shall obtain, from time to time, all approvals, permits and consents necessary to allow the Borrower to remit payments to the Lender in Dollars from any and all appropriate Governmental Authorities having jurisdiction thereof.

10.7 Indebtedness. The Borrower shall not incur any indebtedness, other than pursuant to this Agreement or in the ordinary course of financing, producing and distributing the Picture (e.g., credit arrangements for equipment).

10.8 Dissolution and Sale of Assets. The Borrower shall not wind up, liquidate or dissolve its affairs, or sell, lease, license, transfer, or otherwise dispose of or grant an interest in all or a substantial part of the Collateral or change its legal name.

10.9 Use of Proceeds. The Borrower shall use the proceeds of any Loan hereunder only for the items set forth in Subsection 2.2(f) hereof. The Borrower shall not use the proceeds of any Loan hereunder for (i) any unlawful purpose or thing (ii) the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

10.10 Transactions with Affiliates. The Borrower shall not, except as previously approved in writing by the Lender, and except for payments set forth in the Budget, effect any transaction with any Affiliate on a basis less favorable to the Borrower than would be the case if such transaction had been effected with a non-Affiliate.

10.11 Consolidation or Merger. The Borrower shall not consolidate with or merge into any other Person.

10.12 Liens. The Borrower shall not directly or indirectly create, incur or suffer to exist, and shall promptly discharge or cause to be discharged, any Lien on or with respect to the Collateral except for Permitted Liens.

10.13 Distribution Rights in the Picture. Until the Lender Repayment Date, the Borrower shall meaningfully consult with the Lender regarding the sale of all distribution rights for the Picture, including, without limitation, sale of such rights in the United States and all other primary territories (as that term is used in the film distribution industry).

10.14 Further Assurances. The Borrower shall, at any time or from time to time upon the request of the Lender, execute and deliver such further documents and do such other acts and things as the Lender may reasonably request in order to effect fully the purposes of this Agreement and the other Loan Documents and to provide for the payment and performance of the Obligations of the Borrower in accordance with the terms of this Agreement and the other Loan Documents.

10.15 Sanctions; Anti-Corruption. None of the Borrower, any of its Affiliates, or, to the knowledge of the Borrower, any director, officer or agent of the Borrower or any of its Affiliates is a Person that is, or is owned or controlled by Persons that are: (a) the subject of any sanctions administered or enforced by the U.S. Department of the Treasury's Office of Foreign Assets Control, the U.S. Department of State, or other relevant sanctions authority in the United States of America (collectively, "Sanctions"), or (b) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including Crimea, Russia, Cuba, Iran, North Korea and Syria) (each a "Sanctioned Country") so that the Borrower becomes subject to the sanctions as a result of such ownership or control.

10.16 Collection Account. The Borrower shall direct (and shall instruct all Loan Parties to direct) all Collateral Proceeds to the Collection Account until the Lender Repayment Date. The Borrower shall take no steps to change the account where payments of the Picture Contingent Compensation are directed until after the Lender Repayment Date. Notwithstanding the foregoing, the Lender and the Borrower acknowledge that after the Closing Date, they intend to open a collection account with a collection account manager and will thereafter direct the Picture Contingent Compensation to such account. Such account will be opened at such time and on such terms as the Lender and the Borrower mutually agree

ARTICLE 11 - EVENTS OF DEFAULT; REMEDIES

11.1 Events of Default. It shall constitute an event of default (an "Event of Default") if any one or more of the following shall occur for any reason:

(a) Failure of the Borrower to pay the principal of or interest on any of the Obligations when the same becomes due;

(b) Failure by the Borrower to pay any fees, expenses or any other Obligation not otherwise specified in the foregoing clause "(a)" within five (5) Business Days following the date such item is due, whether upon demand or otherwise;

(c) Any material representation or warranty made by the Borrower in this Agreement or by any Loan Party in any of the other Loan Documents, in each case to which it is a party, any financial statement, or report furnished to the Lender pursuant to any of the Loan documents shall prove to be untrue in any material respect as of the date on which made or furnished;

(d) Failure of any Loan Party to comply with any other material covenants on its part to be performed under the terms of the Loan Documents after giving effect to any cure periods applicable thereto or if no cure period is specified herein, such failure continues for ten (10) Business Days following the earlier of (i) the receipt by the Borrower or any other Loan Party of notice to the Borrower and/or any other Loan Party, as applicable, from the Lender of any failure to do so or (ii) Borrower and/or any other Loan Party obtaining knowledge of such breach;

(e) Failure of the Borrower or any other Loan Party to perform or observe any material agreement, material covenant, representation or warranty under any of the Fundamental Agreements, respectively, or any other document or agreement entered into by the Borrower or any other Loan Party in connection with or related to the Picture that negatively affects the Collateral or otherwise materially interferes with the enforcement of the Lender's rights in connection therewith, within five (5) Business Days after notice to the Borrower from the Lender of such failure;

(f) The Borrower or any other Loan Party shall become insolvent, or admit in writing its inability to pay its debts as they mature; or make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or if such a receiver or trustee otherwise shall be appointed;

(g) Any money judgment, writ or warrant of attachment, or similar process shall be entered or filed against the Borrower or any other Loan Party or any material portion of their respective assets (and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days or in any event later than five (5) days before the date of any proposed sale thereunder);

(h) An involuntary bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted against the Borrower or any other Loan Party, and such proceeding shall not be dismissed within sixty (60) days after its commencement or an order for relief against the Borrower or any other Loan Party shall have been entered in such proceeding, or any order, judgment or decree shall be entered against the Borrower or any other Loan Party decreeing its dissolution or division;

(i) A bankruptcy, insolvency, reorganization or liquidation proceeding or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by the Borrower or any other Loan Party;

(j) Any sale of, or agreement to sell, any of the Collateral without the Lender's approval, except the licensing of rights to the Picture in accordance with the terms hereof;

(k) The Borrower or any other Loan Party fails to pay (or the Borrower or any other Loan Party fails to direct any applicable obligors to pay) directly to the Lender any minimum guarantee and other amounts due from any obligor as and when due hereunder, or fails or refuses to remit to the Lender any Collateral Proceeds in its possession, custody, or control, for deposit into the Collection Account;

(l) The Borrower or any other Loan Party fails to confirm in writing, upon request by the Lender, that it will perform or observe any material covenant or agreement contained in any Loan Document, to which it is a party;

(m) This Agreement, any other Loan Document, any of the Fundamental Agreements or any other instrument delivered hereunder or thereunder shall at any time after its execution and delivery and for any reason cease to be in full force and effect, or shall be declared to be null and void, or the validity or enforceability thereof shall be contested by any party thereto other than the Lender, or any party other than the Lender shall deny that it has any further obligation under this Agreement, any other Loan Document, any of the Fundamental Agreements or any other instrument delivered hereunder or thereunder;

(n) The abandonment of completion and delivery of the Picture by the Borrower;

(o) Any guaranty of the Obligations shall be terminated, revoked or declared void or invalid;

(p) A Change of Control or Change in Management occurs;

(q) Any portion of the Nutcrackers Ohio Tax Credit Proceeds is not remitted to the Lender for application to the Loan, pursuant to and in accordance with the Kicklight Security Documents or any other applicable Loan Documents;

(r) Any portion of the Nutcrackers Hulu Distribution Agreement Proceeds is not remitted to the Lender in accordance with the Nutcrackers Hulu Direction to Pay for application to the Loan, pursuant to and in accordance with the NPL Security Documents, the Parent Security Documents or any other applicable Loan Documents;

(s) The occurrence of a Material Adverse Effect on the Borrower or any other Loan Party; or

(t) An "Event of Default" occurs under any of the other Loan Documents.

11.2 Remedies.

(a) If a Default or Event of Default exists, the Lender may, in its discretion, without notice to or demand on the Borrower, restrict the amount of or refuse to make Advances. If an Event of Default exists, the Lender may, in its discretion, do one or more of the following in addition to the actions described in the preceding sentence, at any time or times and in any order, without notice to or demand on the Borrower: (i) terminate this Agreement; (ii) declare any or all Obligations to be immediately due and payable; (iii) continue making Loans and use the proceeds thereof to complete and deliver the Picture in order to preserve and protect the Collateral; and (iv) pursue its other rights and remedies under the Loan Documents and Applicable Law. The foregoing shall not be construed to limit the discretion of the Lender to take any actions described above at any other time.

(b) If an Event of Default exists the Lender shall have, in addition to all other rights of the Lender hereunder, the rights and remedies of a secured party under the UCC. The Lender may require the Borrower to assemble the Collateral and make it available to the Lender at a place or places to be designated by the Lender.

(c) If an Event of Default exists the Lender may, in its sole discretion, in its name or in the name of the Borrower, or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation so to do, or the Lender may extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting the liability of the Borrower. The Lender will not be required to take any steps to preserve any rights against prior parties to the Collateral. If the Borrower or any other Loan Party, as applicable, fails to make payment or take any action required by Borrower or any other Loan Party under the applicable Production Services Agreement, any other Loan Document or the Completion Agreement, the Lender may make such payments and take all such actions as the Lender deems necessary to protect the Lender's Lien in the Collateral and/or the value thereof. The Lender is hereby authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which the Lender believes appear to be equal to, before or superior to the Lien of the Lender in the Collateral.

(d) If an Event of Default exists, the Lender may, without notice or demand or legal process, enter upon any premises, or wherever any portion of the Collateral may be, and take possession of the Collateral together with all additions and accessories thereto, demand and receive such possession from any Person who has possession thereof, remove, keep and store the Collateral or any portion thereof, or put a custodian in charge thereof, and take such other measures as it may deem reasonably necessary or proper for the care or protection thereof.

(e) If an Event of Default exists, the Lender may, with or without taking possession thereof, sell, lease, license, or cause to be sold, or otherwise disposed of, at such price or prices as the Lender shall in its sole and absolute discretion so determine, and for cash or on credit or for future delivery, without assumption of any credit risk, and in a commercially reasonable manner, all or any portion of the Collateral, which has not been previously sold, leased, licensed or otherwise disposed of, at any public or private disposition thereof, without demand of performance or notice of intention to sell or of time or place of sale; provided, however, that unless the Collateral in the Lender's possession is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower notice of the time and place of any public disposition thereof or of the time after which any private disposition thereof is to be made. The requirement of notice shall be met if notice of disposition is delivered or mailed, by registered mail, postage prepaid, to the Borrower as set forth in Section 13.99 hereof or such other address as the Borrower may by notice have furnished the Lender in writing for such purpose, at least ten (10) Business Days before the time of such disposition. Each acquirer at any such disposition (including, if applicable, the Lender) shall hold the property acquired absolutely free from any claim or right of whatever kind including any equity of redemption and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may have at any time in the future under

any rule of law or statute now existing or hereafter enacted. Any public or private disposition of the Collateral or any part thereof shall be held at such time or times within ordinary business hours and at such place or places as the Lender may fix in the notice of disposition. At any such disposition, the Collateral, or any portion thereof, to be disposed of may be disposed of in one lot as an entirety or in separate parcels, as the Lender may (in its sole discretion) determine and, if permitted by law, the Lender may bid (which bid may be, in whole or in part, in the form of cancellation of indebtedness) for and purchase the Collateral or any portion thereof for the account of the Lender. The Lender shall not be obligated to make any disposition of the whole or any part of the Collateral if it shall determine not to do so, regardless of the fact that notice of disposition of the Collateral may have been given. The Lender may by announcement at the time and place fixed for disposition, without prior notice or publication, adjourn any public or private disposition of the Collateral or cause the same to be adjourned from time to time, and such disposition may, without further notice, be made at the time and place to which the same was so adjourned. In case a disposition of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Lender until the sale price is paid by the purchaser or purchasers thereof, but the Lender shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so disposed of and, in case of any such failure, such Collateral may be sold again upon like notice.

(f) If an Event of Default exists, the Lender shall be entitled to the appointment of a receiver to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. The Borrower, to the fullest extent permitted by law, hereby waives notice and the right to receive notice of any application by the Lender for such appointment; provided, however, notwithstanding any such application or appointment, the Lender shall be entitled to apply, without notice to the Borrower, any cash or cash items constituting Collateral in the possession of the Lender to payment of the Obligations under this Agreement, the Note and the other Loan Documents.

(g) If an Event of Default exists, the Lender may, but shall not be obligated to, take over the production of the Picture and at the option of the Lender, in its sole discretion, fund the remaining unpaid balance of the Strike Price from the proceeds of Advances, whether made following a request by the Borrower pursuant to Section 2.2, or a deemed request as provided in this Subsection 11.2(g). The Borrower hereby irrevocably authorizes the Lender to charge the Borrower's Loan Account for paying the Strike Price. If the Lender takes over production of the Picture, subject to existing third party agreements, the Lender may substitute personnel, cut, edit, score and make such changes in the Picture as it may desire, abandon production of the Picture, and be free of any obligation to make any payment in any such event of any fee payable to the Borrower in connection with the production of the Picture. The Borrower hereby agrees to waive any right to claim that it sustained any loss or damage by reason or as a result of any action taken by the Lender pursuant to this Subsection 11.2(g).

(h) Upon any disposition of any item of Collateral by the Lender hereunder (whether by virtue of the power of attorney herein granted, pursuant to judicial process or otherwise), following the occurrence and continuance of any Event of Default, the receipt of the Lender or the officer making the disposition shall be a sufficient discharge to the purchaser or purchasers of such item or items of Collateral so sold and such purchaser or purchasers shall not

be obligated to see to the application of any part of the purchase money paid over to the Lender or such officer or be answerable in any way for the misapplication or non-application thereof.

(i) If an Event of Default exists, the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held, including amounts in the Production Bank Account, the Collection Account, any certificate of deposit, and any other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not the Lender shall have made any demand under this Agreement, the Note or any other Loan Document. The Lender shall promptly notify the Borrower after any such setoff and application. The rights of the Lender under this Subsection 11.2(i) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

11.3 Cumulative Remedies; No Prior Recourse to the Collateral. The enumeration herein of the Lender's rights and remedies is not intended to be exclusive, and such rights and remedies are in addition to and not by way of limitation of any other rights or remedies that the Lender may have under the UCC or other Applicable Law. The Lender shall have the right, in its sole discretion, to determine which rights and remedies are to be exercised and in which order. The exercise of one right or remedy shall not preclude the exercise of any others, all of which shall be cumulative. The Lender may, without limitation, proceed directly against the Borrower to collect the Obligations without any prior recourse to the Collateral.

11.4 Failure or Indulgence Not Waiver. No failure or delay on the part of the Lender or any holder of the Note in the exercise of any power, right, remedy or privilege under this Agreement, the Note, or any of the other Loan Documents, shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right, remedy or privilege preclude any other or further exercise thereof or of any other right, power, remedy or privilege. All rights and remedies existing under this Agreement, the Note, and the other Loan Documents, are cumulative to, and not exclusive of, any rights or remedies otherwise available.

11.5 Performance of Obligations. If the Borrower fails to do any act or thing which it has covenanted to do hereunder, under any other Loan Document, any of the Fundamental Agreements or if any representation or warranty of the Borrower under any such agreement shall be breached, the Lender may (but shall not be obligated to) perform such act or thing on behalf of the Borrower or cause it to be done or remedy any such breach, and there shall be added to the liabilities of the Borrower secured hereunder the cost or expense incurred by the Lender in so doing, and any and all amounts expended by the Lender in taking any such action shall be repayable to it upon demand being made to the Borrower therefor and shall bear interest at the rate of interest then applicable to the Loans made to the Borrower hereunder from and including the date advanced to the date of repayment.

ARTICLE 12 - TERM AND TERMINATION

12.1 Termination.

(a) The Lender may terminate this Agreement without notice upon the occurrence of an Event of Default. If the Lender terminates this Agreement as the result of an Event of Default, then upon the effective date of termination, all Obligations shall become immediately due and payable in full. Notwithstanding such termination, the Borrower shall remain bound by all of the terms of this Agreement until the Lender Repayment Date, and the Lender shall retain all rights and remedies hereunder (including, without limitation, a Lien on and all rights and remedies with respect to the Collateral).

(b) This Agreement shall also automatically terminate on the Lender Repayment Date. Following the Lender Repayment Date occurring before the occurrence and continuation of an Event of Default and the Lender's election to exercise its right and remedies under Article 11 hereof, the Lender shall, at the Borrower's request and expense, promptly assign and deliver to the Borrower, and the Borrower shall provide a receipt for, all Collateral in which the Lender shall have any interest hereunder or which shall then be held by the Lender or in its possession and, if requested by the Borrower, the Lender shall promptly execute and deliver to the Borrower at the Borrower's expense, for filing in each office in which any financing statement relative to the Collateral, or any part thereof, shall have been filed, termination statements under the UCC, and the Lender shall execute and deliver to the Borrower, for filing with the United States Copyright Office, a quitclaim and assignment of the Lender's rights under the Copyright Mortgage releasing the Lender's Lien therein and reassigning to the Borrower and other Persons, as appropriate, the Lender's rights under the Copyright Mortgage, all without recourse upon or warranty by the Lender and at the sole cost and expense of the Borrower.

ARTICLE 13 - MISCELLANEOUS

13.1 Severability. In case any provision of this Agreement, the Note or of any other Loan Document shall be invalid, illegal or unenforceable in any jurisdiction then, as to such jurisdiction only, such provision shall to the extent of such prohibition or unenforceability be deemed severed from the remainder of such agreement and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

13.2 Governing Law. This Agreement and the other Loan Documents and all other documents provided for herein and therein and the rights and obligations of the parties hereto and thereto shall be governed by and construed and enforced in accordance with the laws of the State of California applicable to contracts entirely made and performed within that state.

13.3 Jurisdiction.

(a) Except as otherwise provided in Section 13.4 hereof, any legal action or proceeding with respect to this Agreement, the other Loan Documents or any other agreement, document or other instrument executed in connection herewith or therewith, or any action or proceeding to execute or otherwise enforce any judgment obtained against the Borrower or any of its properties, may be brought in the courts of the State of California in Los Angeles County, California, or in the federal courts of the United States for the Central District of California, as the Lender may elect, provided always that suit also may be brought in the courts of any country or

place where the Borrower or any of its assets may be found, and, by execution and delivery of this Agreement, the Borrower irrevocably submits to each such jurisdiction.

(b) The Borrower irrevocably waives any objection which it may now or hereafter have to the venue of any suit, action or proceeding, arising out of or relating to this Agreement, the other Loan Documents or any other agreement, document or other instrument executed in connection herewith brought in the courts of the State of California in Los Angeles County, California, or in the federal courts of the United States for the Central District of California, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

13.4 Arbitration.

(a) Any and all controversies, claims or disputes arising out of or related to this Agreement or the interpretation, performance or breach hereof, including, but not limited to, any alleged violations of state or federal statutory or common law rights or duties, and the determination of the scope or applicability of this agreement to arbitrate ("Dispute"), except as otherwise set forth below, shall be resolved according to the following procedures which shall constitute the sole dispute resolution mechanism hereunder.

(b) If the parties do not resolve any Dispute informally, then such Dispute shall be submitted to final and binding arbitration. The arbitration shall be initiated and conducted according to either the JAMS Streamlined (for claims under $250,000) or the JAMS Comprehensive (for claims over $250,000) Arbitration Rules and Procedures, except as modified herein, including the Optional Appeal Procedure, at the Los Angeles office of JAMS, or its successor ("JAMS") in effect at the time the request for arbitration is made (the "Arbitration Rules").

(c) The arbitration shall be conducted in Los Angeles County before a single neutral arbitrator appointed in accordance with the Arbitration Rules. The arbitrator shall follow California law and the Federal Rules of Evidence in adjudicating the Dispute. The arbitrator shall have significant experience in the field of independent film finance.

(d) The parties waive the right to seek injunctive relief or punitive damages. The arbitrator shall have no authority to grant injunctive relief or to award any such punitive damages.

(e) The arbitrator will provide a detailed written statement of decision, which will be part of the arbitration award and admissible in any judicial proceeding to confirm, correct or vacate the award. Unless the parties agree otherwise, the neutral arbitrator and the members of any appeal panel shall be former or retired judges or justices of any California state or federal court with experience in matters involving the entertainment industry. If any party fails to perform any or all of its obligations under the final arbitration award (following appeal, if applicable) within thirty (30) days of such award being rendered, then any other party may enforce the final award in any court of competent jurisdiction in Los Angeles County. Each arbitration award shall include an award of fees and costs, including reasonable outside attorney fees, incurred by the prevailing party in connection with the arbitration proceeding. If the Lender is the prevailing party, the

arbitrator shall award the Lender interest on all monetary awards at the rate of interest specified in this Agreement, from the date that the arbitrator finds that the monetary award was first payable to the Lender by the terms of this Agreement.

(f) The party seeking enforcement of any arbitration award shall be entitled to an award of all costs, fees and expenses, including reasonable outside attorneys' fees, incurred in enforcing the award, to be paid by the party against whom enforcement is ordered.

(g) Any Dispute or portion thereof, or any claim for a particular form of relief (not otherwise precluded by any other provision of this Agreement), that may not be arbitrated pursuant to applicable state or federal law may be heard only in a California court (state or federal) of competent jurisdiction in Los Angeles County.

(h) Nothing in this Section shall prejudice the right of the Lender to exercise its non-judicial foreclosure rights and remedies in respect of the Collateral, or prejudice the right of either party to obtain provisional relief or other equitable remedies as shall otherwise be available judicially pending reference of a Dispute to JAMS as provided in this Section.

13.5 Waiver With Respect to Damages. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NO PARTY SHALL ASSERT, AND EACH PARTY HEREBY WAIVES, ANY CLAIMS AGAINST THE OTHER PARTY, OR ANY OF THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS AND ADVISORS, ON ANY THEORY OF LIABILITY FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT, ACTUAL OR CONSEQUENTIAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, AS A RESULT OF, OR OTHERWISE RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENTS OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, REGARDLESS OF THE FORM OF ACTION AND WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR CONTEMPLATED.

13.6 Waiver of Jury Trial, Etc. TO THE EXTENT PERMITTED BY LAW, THE BORROWER AND THE LENDER HEREBY WAIVE ANY RIGHT TO TRIAL BY JURY. THE BORROWER FURTHER WAIVES ANY RIGHTS OF SETOFF AND THE RIGHT TO IMPOSE COUNTERCLAIMS (OTHER THAN THOSE RIGHTS OF SETOFF AND COUNTERCLAIMS ARISING SOLELY AND DIRECTLY FROM THE PICTURE OR THIS AGREEMENT) IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, THE OBLIGATIONS OR THE COLLATERAL, OR ANY INSTRUMENT OR DOCUMENT DELIVERED PURSUANT HERETO OR THERETO, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER, ON THE ONE HAND, AND THE LENDER ON THE OTHER HAND. Each of the parties expressly agrees that service of process in any judicial or other proceeding (including proceedings to judicially confirm any arbitration award) may be made in accordance with the provisions of Section 13.99 hereof and shall be deemed effective as provided therein.

13.7 Expenses and Fees. The Borrower shall pay on demand all reasonable actual out-of-pocket costs and expenses, including reasonable attorneys' fees and court costs, incurred by the Lender in connection with the negotiation, preparation and filing of this Agreement, the other Loan Documents and the other agreements and documents referred to herein, and shall pay all reasonable actual out-of-pocket costs and expenses, including reasonable outside attorneys' fees and court costs, incurred by the Lender after the Closing Date in connection with this Agreement, the other Loan Documents and the Picture, including, without limitation, post-closing requirements, counsel advice, amendments of the Loan Documents, costs and expenses of preserving and protecting the Collateral, costs and expenses (including reasonable outside attorneys' and paralegals' fees and disbursements) paid or incurred to obtain payment of the Obligations, enforce the Lender's Liens, sell or otherwise realize upon the Collateral and otherwise enforce the provisions of the Loan Documents or to defend any claims made or threatened against the Lender arising out of the transactions contemplated hereby, and in connection with the enforcement of the rights of the Lender thereunder or in connection with the realization upon any Collateral.

13.8 Taxes.

(a) Any and all payments (including payments of principal, interest and all fees) by the Borrower hereunder shall be made free and clear of and without deduction for any and all present or future non-U.S. taxes and other taxes, levies, imposts, deductions, charges or withholdings, and all interest, additions to tax or penalties applicable thereto, in each case imposed by any Governmental Authority ("Taxes"). If the Borrower shall be required by law to deduct any Indemnified Taxes from or in respect of any sum payable by or on account of any obligation of Borrower hereunder to the Lender, (i) the sum payable shall be increased as may be necessary so that after making all such required deductions (including such deductions applicable to additional sums payable under this Section 13.8) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with Applicable Law.

(b) In addition, the Borrower shall pay any present or future stamp or documentary taxes or any other filing or recording taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Documents except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (hereinafter referred to as "Other Taxes").

(c) The Borrower will indemnify the Lender for the full amount of Indemnified Taxes or Other Taxes (including, without limitation, any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 13.8) paid by the Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within thirty (30) days from the date the Lender makes written demand therefor. The Lender shall, at the time of any written demand for indemnification under this subsection (c), provide to the Borrower a receipt for, or other evidence of the payment of, the Indemnified Taxes or Other Taxes for which indemnification is sought.

(d) Within thirty (30) days after the date of any payment of Indemnified Taxes by Borrower pursuant to this Section 13.8, the Borrower will furnish to the Lender, at its address referred to in Section 13.9, the original or a certified copy of a receipt evidencing payment thereof. If no Taxes are payable in respect of any payment hereunder with respect to which a claim for indemnity has made hereunder, the Borrower will furnish to the Lender, at such address, a certificate from each appropriate taxing authority, or an opinion of counsel reasonably acceptable to the Lender, in either case stating that such payment is exempt from or not subject to Taxes.

(e) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 13.8 shall survive the payment in full of principal and interest hereunder.

(f) The Lender and its successors, assigns, beneficial owners, and participants shall deliver to the Borrower at such times as are reasonably requested by the Borrower, such properly completed and executed tax documentation prescribed by law (including FATCA), or reasonably requested by the Borrower to establish such recipient's status for withholding tax purposes or allow the Borrower to comply with information reporting requirements or make payments hereunder without withholding for any taxes (or otherwise at a reduced rate of withholding), including without limitation, IRS Forms W-9, W-8BEN-E, W-8BEN, W-8IMY, or W-8EXP or a certificate establishing such Person's eligibility to claim the portfolio interest exemption, as applicable (or any such documents on behalf of a beneficial owner thereof). Each such Person shall, whenever a lapse in time or change in circumstances renders such documentation expired, obsolete or inaccurate in any material respect and upon the Borrower's request, deliver promptly to the Borrower updated or other appropriate documentation or promptly notify the Borrower of its inability to do so.

(g) If the Lender determines, in its sole discretion, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 13.8 (including by the payment of additional amounts pursuant to this Section 13.8), it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made under this Section and net of all out-of-pocket expenses (including Taxes) of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund)). The Borrower shall, upon the Lender's request, repay to the Lender the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that the Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Lender be required to pay any amount to the Borrower pursuant to this paragraph (g) the payment of which would place the Lender in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require the Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.

13.9 Notices. In order to be effective under the terms hereof, any notice, request, demand, consent, approval, objections or other communication required or permitted to be given hereunder or under any of the other Loan Documents to be given shall be (i) in writing,

(ii) delivered to the recipients at its address and (iii) delivered either personally (which includes delivery by FedEx, DHL or other similar service), by certified mail, return receipt requested, postage prepaid, or by electronic transmission, including, without limitation, by a telecommunications device. Any written notice so delivered shall be effective (x) on the day when personally served, including delivery by overnight mail and courier service, (y) on the third day after its deposit in the United States mail and (z) on the Business Day of confirmed transmission by telecommunications device.

To the Borrower:
The Dink Holding Co. LLC
1206 E. Warner Rd., Suite 101-I
Gilbert, Arizona 85296
Attention: Mike Witherill
Email: mw@rivuletfilms.com

With a copy to:
David Boyle, A Professional Corporation, 725 A
Santa Monica, California 90401
Attention: David Boyle, Esq.
Email: dboyle@intersectionlaw.com

and

Carl Ranno, Esq.
Email: carlranno@cox.net

and

Walter Geldenhuys
Email: walterg@avrsys.com

To the Lender:
Genius Equity, LLC
2319 E. Escondido Pl.
Gilbert, Arizona 85234
Attention: Rick Steele
Email: ricksteeleinsta@gmail.com
and team-steele@rockco.com

With a copy to:
Rockefeller – Global Family Office
321 Broadway, Suite 300
Saratoga Springs, New York 12866
Attention: KellyAnn Risler
Email: KRisler@rockco.com

and

Babok & Robinson, LLP
9201 Wilshire Boulevard, Suite 303
Beverly Hills, California 90211
Attention: Rose P. Shiner
Email: rose@babokrobinson.com

13.10 Waiver of Notice. Unless otherwise expressly provided herein, the Borrower waives presentment, protest and notice of demand or dishonor and protest as to any instrument, as well as any and all other notices to which it might otherwise be entitled. No notice to or demand on the Borrower which the Lender may elect to give shall entitle the Borrower to any or further notice or demand in the same, similar or other circumstances.

13.11 Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns, and shall inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign its rights or delegate its duties hereunder or any interest herein without the prior written consent of the Lender and any such purported assignment or delegation shall be null and void.

13.12 Indemnification.

(a) The Borrower shall, at all times, defend and indemnify and hold the Lender (which for the purposes of this Section shall include the shareholders, officers, directors, employees, representatives and agents of the Lender) harmless from and against any and all liabilities, claims, demands, causes of action, losses, damages, settlements, judgments or recoveries resulting from any alleged or actual breach of the warranties, agreements or covenants made by the Borrower herein, and from any suit or proceeding of any kind or nature whatsoever against the Lender arising from or connected with the transactions contemplated by this Agreement, the other Loan Documents or any of the documents, instruments or agreements to be executed pursuant hereto or any of the rights and properties assigned to the Lender hereunder, and from any suit or proceeding that the Lender may, in the good faith exercise of its business judgment, reasonably deem necessary or advisable to institute against any other Person or the Borrower for any reason whatsoever to protect the rights of the Lender hereunder or under the other Loan Documents, or any rights otherwise granted to the Lender, including reasonable outside attorneys' fees and costs and expenses incurred by the Lender, all of which shall be charged to and paid by the Borrower and shall be secured by the Collateral hereunder; provided, however, the Borrower shall have no obligation under this Section 13.12 with respect to any such event resulting from the Lender's gross negligence or willful misconduct or with respect to litigation (including any litigation based upon an alleged breach of this Agreement or any Loan Document) where the Lender is not the prevailing party in such litigation, as determined by a final non-appealable judgment.

(b) The foregoing indemnity agreement includes any reasonable, documented, out-of-pocket costs incurred by the Lender in connection with any action or proceeding in connection with which any officer or employee of the Lender is called as a witness or deponent, including, but not limited to, the reasonable and documented fees and disbursements of Babok & Robinson, LLP, counsel to the Lender, and any reasonable and documented out-of-pocket costs incurred by the Lender in appearing as a witness or in otherwise complying with legal process served upon them. The obligations of the Borrower under this Section 13.12 shall survive the termination of this Agreement and the payment of the Loans and shall inure to the benefit of any Person who was the Lender notwithstanding such Person's assignment of all its Loans and Commitment hereunder.

13.13 Entire Agreement; Replacement. This Agreement (including the Exhibits and Schedules hereto) represents the entire agreement of the parties with regard to the subject matter hereof and the terms of any letters and other documentation entered into between any of the parties hereto, including, without limitation the Bridge Funding Documents, before the execution of this Agreement which relate to Loans to be made hereunder shall be replaced by the terms of this Agreement. Without limiting the generality of the foregoing, this Agreement replaces in its entirety all of the Bridge Funding Documents entered into by and among the parties hereof and such Bridge Funding Documents shall have not further force or effect.

13.14 Final Agreement. This Agreement and the other Loan Documents are intended by the Borrower and the Lender to be the final, complete, and exclusive expression of the agreement between them. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements relating to the subject matter hereof. No modification, rescission,

waiver, release, or amendment of any provision of this Agreement or any other Loan Document shall be made, except by a written agreement signed by the Borrower and a duly authorized officer of the Lender.

13.15 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. Delivery of an executed counterpart of this Agreement electronically in Portable Document Format ("PDF") shall be equally effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart electronically shall also deliver a manually executed counterpart of this Agreement, but failure to do so shall not effect the validity, enforceability, of binding effect of this Agreement.

13.16 Section Headings. The various headings used in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

13.17 No Beneficiaries. The parties hereto do not intend by the inclusion of references to various third Person agreements to create any third Person beneficiary rights herein or under any of those agreements.

[signature page follows]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

"BORROWER"
The Dink Holding Co. LLC

By: ______________________________
Mike Witherill,
Authorized Signatory

"LENDER"
Genius Equity, LLC

By: ______________________________
Rick Steele,
Authorized Signatory

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Agreement as of the date first above written.

"BORROWER" The Dink Holding Co. LLC	"LENDER" Genius Equity, LLC
By: ____________________ Mike Witherill, Authorized Signatory	By: ____________________ Rick Steele, Authorized Signatory

EXHIBITS AND SCHEDULES
TO
LOAN AND SECURITY AGREEMENT

EXHIBIT "A" TO LOAN AND SECURITY AGREEMENT
[FORM OF] BORROWING REQUEST NO.__

TO:	Genius Equity, LLC (the "Lender") 2319 E. Escondido Pl. Gilbert, Arizona 85234 Attention: Rick Steele
FROM:	The Dink Holding Co. LLC (the "Borrower")
SUBJECT:	Loan and Security Agreement (the "Agreement") between the Lender and the Borrower relating to the film presently entitled "The Dink"
DATE:	[_______, 2024]

This is a Borrowing Request referenced in Section 2.2 of the Agreement. Initially capitalized terms used herein without definition, have the meaning ascribed thereto in the Agreement.

Pursuant to the terms of the Agreement, the Borrower hereby requests that the Lender make a Loan to the Borrower in the amounts and on the dates specified below.

The requested Loan is as follows:

(a) the total amount of the Loan is $_________;

(b) the funding date is to be _________, 20__;

(c) the proceeds of the Loan are to be remitted as set forth on Schedule A to this Borrowing Request.

The Borrower hereby certifies to the Lender that: (a) all representations and warranties of the Borrower stated in the Agreement are true, correct and complete in all material respects as of the date of this request; provided, however, those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date; (b) all conditions precedent to the Lender's obligation to make the requested Loan have been satisfied or waived in writing by the Lender; and (c) no Default or Event of Default has occurred or will occur after giving effect to the Loan hereby requested.

IN WITNESS WHEREOF, the Borrower has executed and delivered this Borrowing Request by and through its duly authorized representative as of the date and year first-above written.

"BORROWER"
The Dink Holding Co. LLC

By: ____________________________
Mike Witherill,
Authorized Signatory

SCHEDULE 1
TO
LOAN AND SECURITY AGREEMENT

CHAIN OF TITLE DOCUMENTS

	DOCUMENT	**DATE**	**SIGNATORIES**
1.	Literary Material Agreement with Certificate of Authorship	September 10, 2024	x Cool Jerk, Inc. fso Sean Clements x Whitewater Entertainment LLC
	a. Short Form Option in favor of Whitewater Entertainment LLC *Sent for recording with USCO on 10/18/24*	September 10, 2024	x Cool Jerk, Inc. fso Sean Clements
	b. Short Form Assignment in favor of Whitewater Entertainment LLC *Sent for recording with USCO on 11/4/24*	October 1, 2024	x Cool Jerk, Inc. fso Sean Clements
	c. Side Letter	September 10, 2024	x Cool Jerk, Inc. fso Sean Clements x Whitewater Entertainment LLC
	d. Option Payment in amount of $12,138.30	October 18, 2024	n/a
	e. Purchase Price Payment in amount of $109,244.70	October 31, 2024	n/a
2.	One Picture License to Borrower	September 10, 2024	x Whitewater Entertainment LLC x Borrower
	a. Short Form One Picture License to Borrower *Sent for recording with USCO on 10/18/24*	September 10, 2024	x Whitewater Entertainment LLC x Borrower
3.	Form PA for the Screenplay, with Borrower as the copyright claimant, along with proof of payment and deposit thereof with USCO	October 18, 2024	Copyright Claimant: Borrower
4.	Copyright Research Report	October 23, 2024	CompuMark
5.	COT UCC lien searches - Whitewater Entertainment LLC (AZ SOS)	Thru 9/25/24	n/a

SCHEDULE 2
LIST OF CLOSING DOCUMENTS

The items referred to in Subsection 5.1(e) of the Loan and Security Agreement as follows:

1. Note;

2. Copyright Mortgages, duly executed and delivered by each of the Borrower, the PSC, the Parent, NPL and Kicklight;

3. UCC-1 Financing Statements filed against each of the Borrower, the PSC, the Parent, NPL and Kicklight in the appropriate jurisdictions;

4. Authorization for Security Documents, by the PSC;

5. Notices to Insurers;

6. Laboratory Agreement;

7. Pledge Agreement;

8. Company Certificate of the Borrower certifying to the following: (a) a copy of resolutions of the sole member of the Borrower authorizing the execution, delivery and performance of this Agreement, the other Loan Documents, and the transactions contemplated thereby, and such other documents relating thereto as the Lender reasonably may request; (b) a copy of the articles of organization of the Borrower; (c) a copy of the operating agreement and any other organizational actions of the Borrower; and (d) signature and incumbency certificates of the Borrower's authorized signatories who are authorized to execute this Agreement and the other Loan Documents;

9. Company Certificate of the PSC certifying to the following: (a) a copy of resolutions of the sole member of the PSC authorizing the execution, delivery and performance of the PSC Security Documents and the other Loan Documents to which it is a party, and the transactions contemplated thereby, and such other documents relating thereto as the Lender reasonably may request; (b) a copy of the articles of organization of the PSC with amendment thereto; (c) a copy of the operating agreement and any other organizational actions of the PSC; and (d) signature and incumbency certificates of the PSC's authorized signatories who are authorized to execute the PSC Security Documents and the other Loan Documents to which it is party;

10. Company Certificate of the Parent certifying to the following: (a) a copy of resolutions of the board of directors of the Parent authorizing the execution, delivery and performance of the Parent Security Documents and the other Loan Documents to which it is party, and the transactions contemplated thereby, and such other documents relating thereto as the Lender reasonably may request; (b) a copy of the amended and restated articles of the Parent; (c) a copy of the amended bylaws and any other organizational actions of the Parent; and (d) signature and incumbency certificates of the Parent's authorized signatory who is authorized to execute the Parent Security Documents and the other Loan Documents to which it is party;

11. Company Certificate of NPL certifying to the following: (a) a copy of resolutions of the sole member of NPL authorizing the execution, delivery and performance of the NPL Security Documents and the other Loan Documents to which it is party, and the transactions contemplated thereby, and such other documents relating thereto as the Lender reasonably may request; (b) a copy of the articles of organization with amendment of NPL; (c) a copy of the operating agreement and any other organizational actions of NPL; and (d) signature and incumbency certificates of NPL's authorized signatories who are authorized to execute the NPL Security Documents and the other Loan Documents to which it is party;

12. Company Certificate of Kicklight certifying to the following: (a) a copy of resolutions of the sole member of Kicklight authorizing the execution, delivery and performance of the Kicklight Security Documents and the other Loan Documents to which it is party, and the transactions contemplated thereby, and such other documents relating thereto as the Lender reasonably may request; (b) a copy of the articles of organization of the Kicklight; (c) a copy of the operating agreement and any other organizational actions of the Kicklight; and (d) signature and incumbency certificates of Kicklight's authorized signatories who are authorized to execute the Kicklight Security Documents and the other Loan Documents to which it is party;

13. Evidence of the good standing (or equivalent thereof) of the Borrower, the PSC, the Parent, NPL and Kicklight from the applicable Governmental Authorities as of a recent date before the Closing Date;

14. SAG Intercreditor Agreement, if any;

15. DGA Intercreditor Agreement, if any;

16. WGA Intercreditor Agreement, if any;

17. Power of Attorney;

18. A copy of the fully executed deal memos or employment agreements for the services of the Essential Elements, director and producers as requested by the Lender;

19. A copy of the Essential Element endorsement to the cast insurance policy in a form required by the Lender;

20. Certified copies of all consents or approvals of any Governmental Authority or other Person which the Lender determines is required regarding the transactions contemplated by this Agreement;

21. Certificates and other evidence, in form, scope, and substance, reasonably satisfactory to the Lender, of all insurance coverage as required pursuant to <u>Section 10.4;</u>

22. The PSC Security Documents;

23. The Parent Security Documents;

24. The NPL Security Documents;

25. The Kicklight Security Documents;

26. The Nutcrackers Hulu Direction to Pay;

27. Chain-of-Title Documents;

28. Production Documents; and

29. Production Services Agreement.